UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934


          Date of Report (Date of earliest reported): February 24, 2004



                               STRATABID.COM, INC.
               (Exact name of registrant as specified in charter)



        Delaware                      333-99101              98-0381367
  (State or other jurisdiction      (Commission             (IRS Employer
     of incorporation)               File Number)          Identification No.)



   North Part of Xinquia Road, Yang Ling Agricultural
   High-Tech Industries Demonstration Zone
   Yang Ling, People's Republic of China                            712100
      (Address of principal executive offices)                   (Zip Code)


     Registrant's telephone number, including area code: 011-86-29-87074957

Item 1.  Change of Control of Registrant

The Acquisition

     On February 11, 2004, Stratabid.com, Inc. (the "Company") entered into an Agreement and Plan of Merger with Bodisen Acquisition Corp., a Delaware corporation wholly-owned by the Company ("Subsidiary"), Bodisen International, Inc., a Delaware corporation ("Bodisen") and the shareholders of Bodisen. Bodisen has one wholly-owned subsidiary in Shaanxi, China, Yang Ling Bodisen Biology Science and Technology Development Company Limited ("Yang Ling"). Under the terms of the agreement, Stratabid.com acquired 100 percent of Bodisen's stock in exchange for the issuance by Stratabid.com of three million shares of its common stock to the holders of Bodisen. The new shares constitute approximately 66 percent of the outstanding shares of Stratabid.com, which intends to change its name to Bodisen Biotech, Inc. The Agreement and Plan of Merger was closed on February 24, 2004.

     Bodisen's Chairman of the Board, Ms. Qiong Wang has been appointed the Company's Chief Executive Officer, DingXiang Yang has been appointed Chief Financial Officer and Yongning Zhang has been appointed Secretary. Ms. Qiong Wang has been appointed director.

About Bodisen

     Bodisen is incorporated under the laws of the state of Delaware and is headquartered in the Shaanxi Province, People's Republic of China. Bodisen engages in the business of manufacturing and marketing a brand of organic fertilizer to the five leading agricultural provinces of China. Bodisen produces numerous proprietary product lines, from pesticides to crop specific fertilizer. These products are then marketed and sold to farmers throughout the 17 provinces of China. Bodisen conducts research and development to further improve existing products and develop new formulas and products.

Industry Overview

     The organic fertilizer business in China is still in its infancy. Compared with traditional chemical fertilizer, organic fertilizer is composed of natural nutritional elements that enhance soil quality to increase crop yields, without the chemical side effect of harming soil fertility. In relation to traditional compound chemical fertilizer, organic compound fertilizer accelerates reproduction of soil microbes to improve soil quality through the decomposition of organic material. This soil microbe enhanced by organic fertilizer improves the soil's retention of nitrogen. Moreover, this application can activate dormant soil by increasing soil nitrites and moisture content that otherwise is not enhanced by traditional chemical fertilizers. This process controls the release of nutritional elements that enhances the quality, quantity and health of crops. As a result of years of intensive farming, China's soil quality is low compared to international standards; therefore it has been widely recognized that organic fertilizer can be more effective than traditional chemical fertilizer in stabilizing and enhancing soil quality. Based on these facts, and the fact that organic fertilizer can be widely utilized, the market for organic fertilizer is rapidly growing and the use of organic fertilizer has become popular throughout China.

Products

     Bodisen maintains over 60 package products, which are broken down into 3 product line categories:

     1. Organic Compound Fertilizer has been found in tests conducted by Bodisen with local area farmers in Shaanxi, which are further described in the "Marketing" description below, to increase yields within one planting season in a variety of crops including, wheat, maize, tobacco and various vegetable and fruit crops.

          Plants tend to easily absorb organic fertilizer without the side affects found in synthetic chemical fertilizer products, and this organic process strengthens photosynthesis, which improves the overall health of a plant in resisting drought and disease. The International Organization for Standardization or ISO has qualified Bodisen's organic compound fertilizer products.

     2. Liquid Fertilizer is a series of products which can be applied to grapes, pears, cucumbers, potatoes, watermelon, apples, oranges, asparagus, garlic and strawberries. By applying liquid fertilizer during the early stages of a plants development, plants absorb the key elements and nutrients of the fertilizer, which strengthen photosynthesis, improving the overall health of the plant and making it more resistant to disease. In addition, liquid fertilizer heightens the color and luster of fruits and vegetables and the overall quality of the end product.

     3. Pesticides and Insecticides.Bodisen's pesticide products can be applied to fruit trees and vegetable crops and will help eliminate harmful pests that reduce overall crop yields. A sample of the pests that bring harm to crops in China include, but are not limited to, the peach fruit fly, white aphid, red aphid, red mite, cotton bollworm, maize mite, cabbage butterfly, leaf acaroids, pear mite, grain worm, wheat moth, and the millet fly.

     All of Bodisen's products are mass-produced and distributed to the wholesalers and distribution centers in the 17 provinces in which Bodisen does business. The organic compound fertilizer and liquid fertilizer are used mainly in the first half of each year. The busy periods of the farmers from south China and north China are different, so the seasonal sales of the organic compound fertilizer and liquid fertilizer vary. With regards to pesticide, the busy period for this product is from April to August of each year. Our wholesalers sell the products to the farmers directly.


Marketing


     All three-product lines of Bodisen are sold directly to the farming community in rural areas or wholesalers through our distribution network. This consists of 12 established branches each representing 5 sales team responsible for an assigned territory.

     Since Bodisen's inception, the "Bodisen" brand has been aggressively marketed and promoted, through trade fairs, conventions and the print media. Bodisen also promotes its product lines through television and radio adverting in China. Since the end-user for Bodisen's products is the local farmer, Bodisen utilizes educational seminars to promote products directly to farmers. These educational seminars are conducted locally in China and explain the advantages of organic fertilizers and how they may be used to enhance crop yields. Bodisen markets directly to farmers, which allows Bodisen to collect feedback to help in preparing and designing products based on the needs of the farmers. Included in this process is the distribution of free samples that attract attention and increase brand awareness.

     The free samples are made available to allow farmers the opportunity to test the product and compare it to other fertilizer products. After the farmers participate in this test, Bodisen announces and promotes the results to surrounding towns in the test zone. The cost of this is not material and is often offset by new sales in that test zone. The objective of this test is to compare Bodisen's products with the similar products of the competitors.


     The primary task for sales and marketing is to strengthen the home market in Shaanxi province and expand the market outside Shaanxi province into new districts where Bodisen's products are not well established. Bodisen will try to accomplish this through traditional means, which are to use the market strategies of price control and the establishment of franchising its distribution to wholesalers.

     Bodisen intends to increase marketing in regions where Bodisen's products are not well known. In addition, Bodisen will promote its products through national newspapers in China explaining the advantages of the high-tech nature of its environmental or "green" product lines. In order to enter the untapped markets of western China, Bodisen will explore selling exclusive franchise opportunities to new wholesale agents.

Sources and Availability of Raw Materials (Vendors)

     There are numerous suppliers and vendors of raw materials in the Shaanxi Province of China from which Bodisen can choose from in satisfying its production requirements. We have no contracts with trade vendors and conduct business on an order-by-order basis, a practice that is typical throughout the industry in China. We believe that we have very good relations with the agricultural vendor community.

Customers

     All orders for Bodisen's products are informal and are indications of interest which can be canceled by the customers at anytime and for any reason. In China, orders of indication are the norm, and are based on the goodwill of a company's relationships with its customers. All orders that Bodisen signs with customers are informal indications of interest and no there are no written or verbal sales contracts with its customers. Signed orders on file with Bodisen will be filled on a first come-first served basis, as the product is manufactured and distributed.

Intellectual Property

     Bodisen owns a trademark on the "BODISEN" name, which is used on all Bodisen products. BODISEN is also a recognized trade name in the provinces in China in which Bodisen conducts business.


     Bodisen holds no patents and has not applied for patents on its proprietary technology or formulas because Bodisen believes application for such patents in China would result in public knowledge of Bodisen proprietary technology and formulas, which would be detrimental to its future well-being. Only certain key executives of Bodisen have knowledge of such proprietary technology and formulas.

Research and Development

     Bodisen's research and development team consists of nine professionals, which perform administrative and ministerial functions. Much of Bodisen's research work is done in close cooperation with universities and research labs in the Yang Ling and Xian metropolitan areas and the cost of such research work is incurred by such universities and research labs and not by Bodisen.

     In 2004, Bodisen plans to spend $130,000.00 on research and development, a majority of which is dedicated to current experiments to develop new products.

Current Research and Development Projects

     Project Ion: The study of metal ions, copper, zinc and maganese in combination with silver positive ion to control and remove crop disease brought about by fungus. Bodisen is trying to determine if the combination of these metal ions will prohibit the release of an intrusive enzyme from fungus that kills crops in China.

     Project Fly: The development of a protein abstract from a common fly to develop bacteria-based pesticides, which may have better effect on plant's resistance to insects. This project seeks to isolate a series of anti-bacteria peptides from the proteins of a common fly. This kind of anti-bacteria peptide could effectively control many pathogens which may prove better than pesticide's currently available.

     Project Amino Acid: Program to build a new compound fertilizer product, based on a proactive amino acid enzyme.


     Project Build: A technique for the manufacturing of organic compound fertilizer, which could enhance the quality of organic fertilizer products.

Governmental and Environmental Regulation

     Through the laws and regulation of the People's Republic of China and Shaannxi Provincial government, Bodisen's products and services are subject to material regulation by governmental agencies responsible for the Agricultural
Industry and through the government district where Bodisen is headquartered. Business and company registrations, along with Bodisen's products, are certified on a regular basis and must in compliance with the laws and regulations of the state governments and industry agencies, which are controlled and monitored through the issuance of licenses. To date, Bodisen has been compliant with all registrations and requirements for the issuance and maintenance of all licenses required by the governing bodies. As of December 1, 2003, all license fees and filings are current. These licenses include:


     o PRODUCTION OF ORGANIC COMPOUND FERTILIZER LICENSE. Authorized by the Shaanxi Soil and Fertilizer Institution. After June 2004, this production license will be transferred to a Production License authorized by Ministry of Agriculture, People's Republic of China.
     o CERTIFICATE FOR PESTICIDE REGISTRATION. Is required for the production of liquid fertilizer and issued by Ministry of Agriculture, People's Republic of China.
     o PRODUCTION STANDARD. Registered with Bureau of Quality Controls and Technology, Shaanxi Provincial Government, Xi'an.

     There is no prohibitive cost in obtaining and maintaining these licenses, as it is illegal to do business without these licenses. As it is an accepted business practice to operate within the regulations of the issued license, the issuance of the license is considered acost of doing business and fees associated with this are minimal. If Bodisen were to lose any of these licenses, it would only have a limited time to reapply for such licenses and would face possible regulatory fines. Bodisen is not subject to any environmental controls or restrictions that require the outlay of capital or the obtaining of a permit in order to engage in business operations.

Employees

     As of December 1, 2003, Bodisen employed a total of 349 employees, 251 on a full-time basis, 26 of which are clerical, 74 of which are in operations, 5 in accounting, 128 of which are sales and marketing, 9 of which are administrative and 9 of which are research and development. Bodisen also employs 98 part-time employees which are farmers.

Competition

     The compound fertilizer industry is largely fragmented with most competitors operating small regional factories, serving local requirements. Most companies in this industry in China do not promote their products through brand name recognition.

     Bodisen has not yet identified any competition in Shaanxi province that operates in all three segments (compound, liquid and pesticide) of the organic fertilizer business. Bodisen's nearest competitor is Tian Bang Shaanxi. Management believes that the only international company operating in China which is a competitor to Bodisen is DuPont. Bodisen competes and sells it products in seventeen provinces throughout China including Shaanxi, Hebei, Shandong, Liaoning, Jilin, Heilongjiang, Gansu, Sichuan, Henan, Shanxi, Guangxi, Xinjiang, Inner Mongolia, Ningxia, Qinghai, Yunnan and Hainan.

Description of Property

     Bodisen's principal executive offices are located at North Part of Xinquia Road, Yang Ling Agricultural High-Tech Industries Demonstration Zone Yang Ling, Shaanzi province, People's Republic of China, 712100 and our telephone number is 011-86-29-87074957. Bodisen owns two factories, which includes three production lines, an office building, one warehouse, and two research labs and, is located on 10,900 square meters of land. Bodisen also leases a warehouse in Yang Ling near the site of Bodisen's factories. This warehouse is 300 square meters in area. The rent of the warehouse is $1,500.00 a month from May 20, 2003 to May 20, 2004.

EXECUTIVE OFFICERS

Qiong Wang, Chief Executive Officer

     Ms. Qiong Wang has served as the Chairman of the Board of Directors since founding Yang Ling in September 2001. From 1997 to May 2001, Ms. Wang was the Chief Executive Officer and President of Shaanxi Bodison Chemical Co., Ltd., which became Yang Ling. From May 1996 to December 1997, Ms. Wang was the President of Yang Ling Kang Yuan Chemical Company. Ms. Wang graduated from North-West Agronomy College, with a Bachelor of Science degree in 1986.


Dingxiang Yang, Chief Financial Officer

     Mr. Yang is a Certified Public Accountant in China. Mr. Yang has been the Chief Financial Officer of Bodisen since January 2004. From 1997 until 2003, Mr. Yang was the Head of Accounting Department at ShaanXi Agricultural Corporation, a government agricultural product distribution firm. Mr. Yang was the Head of Accounting Department of Xi'An Electric Motor Institute from 1986 until 1997. Mr. Yang received a Bachelor's degree in accounting from ShaanXi Second Institute of Commerce in 1986.

Yongning Zhang, Secretary

     Mr. Zhang has been the human resources manager since 1999. He received a Bachelor's degree in business management from ShaanXi Baoji Arts & Sciences Institute in 1999.

Executive Compensation

     The following table sets forth in summary form the compensation received by our Chief Executive Officer and other officers earning in excess of $100,000, for the last three fiscal years of the Company.

                                                                                           long-term
Name                                  annual compensation                              compensation awards
and                                 ----------------------------                      ----------------------
principal                                            annual                           securities underlying
position                                    year     salary    bonus       other      options/sars
---------                                   ----     ------    -----      ---------   ----------------------
Derek Wasson                                2003       --       --       $32,694 (3)          ---
         Chief Executive Officer            2002       --       --       $19,047 (3)          ---
                                            2001(1)    --


Steven Bruk                                 2001(2)    --       --            --              ---
Chief Executive Officer

(1) For the period January 25, 2001 to December 31, 2001.
(2) For the period January 1, 2001 to January 25, 2001
(3) Represents consulting fees paid.

Related Party Transactions

         None.


Item 4.  Change in Registrant's Certifying Accountant

     On February 26, 2004, the Company notified Manning Elliott, Chartered Accountants ("Elliott"), its independent public accountant, that the Company was terminating his services, effective as of that date. The Company's Board of Directors approved such decision.

     Elliott's opinion in his report on the Company's financial statements for the years ended December 30, 2001 and 2002 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting principle. During the two most recent fiscal years and the subsequent interim period preceding February 26, 2004 (date of termination), there were no disagreements with Elliott on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Elliott, would have caused disagreements in connection with his report on our financial statements for any such periods.

     On February 26, 2004, the Company engaged Kabani & Company, Inc. ("Kabani"), as its independent public accountants. The Company did not previously consult with Kabani regarding any matter, including but not limited to:

     o the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements; or


     o any matter that was either the subject matter of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-B and the related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-B).

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


(a)  Financial Statements of businesses acquired.

     1. Audited Financial Statements of Bodisen, Inc.

     2. Pro-forma consolidated financial statements of the Company.

(b)  Exhibits.

     3. Agreement and Plan of Merger by and among Stratabid.com, Inc., Bodisen Acquisition Corp., Bodisen, and the shareholders of Bodisen, made as of the 11th day of February, 2004.

     4. Letter from Manning Elliott, Chartered Accountants, dated
        February 26, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           STRATABID.COM, INC.



Date:  February 26, 2004                    /s/Qiong Wang
                                            --------------
                                               Qiong Wang,
                                         Chief Executive Officer

Exhibit 1
                   BODISEN INTERNATIONAL, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2003 AND 2002

                                     ASSETS

                                                                                      2003              2002
                                                                                ---------------    ---------------
 CURRENT ASSETS:
      Cash & cash equivalents                                                   $    2,974,773            233,182
      Accounts receivable, net                                                       1,822,841          2,071,927
      Advances to Suppliers                                                          1,933,516          1,662,872
      Inventory                                                                        715,732            797,270
                                                                                ---------------      -------------
                  Total current assets                                               7,446,862          4,765,250

 PROPERTY AND EQUIPMENT, net                                                         1,220,587          1,225,490

 CAPITAL WORK IN PROGRESS                                                              222,083            217,206

 INTANGIBLE ASSETS, net                                                              2,310,148            949,242

                                                                                ---------------    ---------------
                                                                                $   11,199,680     $    7,157,188
                                                                                ===============    ===============



                      LIABILITIES AND STOCKHOLDERS' EQUITY

 CURRENT LIABILITIES:
      Accounts payable                                                          $    1,634,163     $    1,098,978
      Accrued expenses                                                                  75,755                  -
      Unearned revenue                                                                  15,888            601,975
      Short term loan                                                                1,092,000             12,000
      Dividend payable                                                                       -            180,000
      Other payables                                                                    14,300             81,423
                                                                                ---------------    ---------------
                  Total current liabilities                                          2,832,106          1,974,375

 STOCKHOLDERS' EQUITY
      Common stock, $0.001 per share; authorized shares 50,000,000;
       issued and outstanding 1,500 shares                                                   1                  1
      Additional paid in capital                                                     6,014,399          4,799,999
      Statutory reserve                                                                263,795             66,758
      Retained earnings                                                              2,089,379            316,054
                                                                                ---------------    ---------------
                  Total stockholders' equity                                         8,367,574          5,182,813

                                                                                ---------------    ---------------
                                                                                $   11,199,680     $    7,157,188
                                                                                ===============    ===============

                   BODISEN INTERNATIONAL, INC. AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                                                       2003                2002
                                                                                ---------------    ---------------
    Net revenue                                                                   $  9,783,784      $   4,881,350

    Cost of revenue                                                                  6,706,082          3,582,176
                                                                                ---------------    ---------------

    Gross profit                                                                     3,077,702          1,299,174

    Operating expenses
            Selling expenses                                                           573,807            235,077
            General and administrative expenses                                        630,401            384,067
                                                                                ---------------    ---------------
                  Total operating expenses                                           1,204,207            619,144
                                                                                ---------------    ---------------

    Income from operations                                                           1,873,495            680,030

    Non-operating Income (expense):
            Other income                                                                55,507              8,119
            Interest expense                                                            41,359            (20,565)
                                                                                ---------------    ---------------
                  Total non-operating income (expense)                                  96,867            (12,446)
                                                                                ---------------    ---------------

    Net income                                                                    $  1,970,361      $     667,583
                                                                                ===============    ===============

    Basic and diluted weighted average shares outstanding                                1,500              1,500
                                                                                ===============    ===============

    Basic and diluted net earning per share                                       $   1,313.57      $      445.06
                                                                                ===============    ===============

                   BODISEN INTERNATIONAL, INC. AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                     Common Stock          Additional                   Retained          Total
                                                 Number of                  Paid in       Statutory     Earnings       Stockholders'
                                                  shares       Amount       Capital        Reserve      (Deficit)        Equity
                                               ------------  -----------   -----------  ------------- ------------   ---------------
Balance, December 31, 2001                        1,500      $4,800,000    $        -    $         -   $ (104,771)    $   4,695,229

Recapitalization on reverse acquisition               -      (4,799,999)    4,799,999              -            -                 -
                                               ------------  -----------   -----------  ------------- ------------   ---------------

Balance after recapitalization                    1,500               1     4,799,999              -     (104,771)        4,695,229

Net income for the year ended December 31,
 2002                                                  -              -             -              -      667,583           667,583

Allocation to statutory reserve                        -              -             -         66,758      (66,758)                -

Dividends declared                                     -              -             -              -     (180,000)         (180,000)

                                               ------------  -----------   -----------  ------------- ------------   ---------------
Balance, December 31, 2002                         1,500              1     4,799,999         66,758      316,054         5,182,813

Issuance of subsidiary's stock                         -              -     1,214,400              -            -         1,214,400

Net income for the year ended December 31, 2003        -              -             -              -    1,970,361         1,970,361

Allocation to statutory reserve                        -              -             -        197,036     (197,036)                -

                                               ------------  -----------   -----------  ------------- ------------   ---------------
Balance, December 31, 2003                         1,500      $       1    $6,014,399      $ 263,794  $ 2,089,379    $    8,367,574
                                               ============  ===========   ===========  ============= ============   ===============

                   BODISEN INTERNATIONAL, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                                                     2003             2002
                                                                                  -----------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
        Net Income                                                                $1,970,361       $  667,583
        Adjustments to reconcile net income to net cash
        provided by operating activities:
                 Depreciation and amortization                                       247,958          149,699
                 (Increase) / decrease in current assets:
                         Accounts receivable                                         249,086          288,218
                         Advances to suppliers                                      (270,645)        (893,393)
                         Inventory                                                    81,538          300,312
                 Increase / (decrease) in current liabilities:
                         Accounts payable                                            535,186          (38,379)
                         Unearned revenue                                           (586,087)         589,812
                         Other payables                                              (67,122)           3,423
                         Accrued expenses                                             75,754         (130,252)
                                                                                  -----------      -----------
        Net cash provided by operating activities                                  2,236,028          937,023
                                                                                  -----------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES
                 Acquisition of property & equipment                                (133,653)        (600,666)
                 Acquisition of rights to use land                                (1,470,307)               -
                 Capital work in process                                              (4,877)        (217,206)
                                                                                  -----------      -----------
        Net cash used in investing activities                                     (1,608,837)        (817,872)
                                                                                  -----------      -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
                 Payments on loan from officers/shareholders                               -         (217,338)
                 Proceeds from loan                                                1,080,000           12,000
                 Issuance of stock by subsidiary                                   1,214,400                -
                 Dividend paid                                                      (180,000)               -
                                                                                  -----------      -----------
         Net cash provided by (used in) financing activities                       2,114,400         (205,338)
                                                                                  -----------      -----------

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS                                 2,741,591          (86,187)

CASH & CASH EQUIVALENTS, BEGINNING BALANCE                                           233,182          319,369
                                                                                  -----------      -----------

CASH & CASH EQUIVALENTS, ENDING BALANCE                                           $2,974,773       $  233,182
                                                                                  ===========      ===========

                   BODISEN INTERNATIONAL, INC. AND SUBSIDIARY
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS



     1.   ORGANIZATION AND DESCRIPTION OF BUSINESS

     Bodisen International, Inc. (the "Company") is a Delaware Corporation, incorporated on November 19, 2003. The Company is authorized to issue of 50,000,000 shares of common stock of $.001 par value and 10,000,000 shares of preferred stock of $.001 par value. The Company is a non-operative holding company of Yang Ling Bodisen Biology Science and Technology Development Company Limited ("BBST"). BBST was founded in the People's Republic of China on August 31, 2001. BBST, located in Yang Ling Agricultural High-Tech Industries Demonstration Zone, is primarily engaged in developing, manufacturing and selling pesticides and compound organic fertilizers in the People's Republic of China.

     On December 15, 2003, the Company entered in to an agreement with all the shareholders of BBST to exchange all of the outstanding stock of the Company for all the issued and outstanding stock of BBST. After the consummation of the agreement, the former shareholders of BBST own 1500 shares of common stock of the Company, which represent 100% of the Company's issued and outstanding shares. For U.S. Federal income tax purpose, the transaction is intended to be qualified as a tax-free transaction under section 351 of the Internal Revenue Code of 1986, as amended.

     The exchange of shares with BBST has been accounted for as a reverse acquisition under the purchase method of accounting since the shareholders of the BBST obtained control of the consolidated entity. Accordingly, the merger of the two companies has been recorded as a recapitalization of BBST, with BBST being treated as the continuing entity. The historical financial statements presented are those of BBST. The continuing company has retained December 31 as its fiscal year end. The financial statements of the legal acquirer are not significant; therefore, no pro forma financial information is submitted.

     2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Principles of consolidation

     The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, BBST. All significant inter-company accounts and transactions have been eliminated in consolidation. The acquisition of BBST on December 15, 2003, has been accounted for as a purchase and treated as a reverse acquisition (note 1). The historical results for the year ended December 31, 2003 include both the Company (from the acquisition date) and BBST (for full year) while the historical results for the year ended December 31, 2002 includes only BBST.

     Cash and cash equivalents

     Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

     Accounts Receivable

     The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Reserves are recorded primarily on a specific identification basis. Allowance for doubtful debts amounted to $64,080 as at December 31, 2003 and 2002.

     Advances to suppliers

     The Company advances to certain vendors for purchase of its material. The advances to suppliers amounted to $1,933,516 and $1,662,872 at December 31, 2003 and 2002.

     Inventories

     Inventories are valued at the lower of cost (determined on a weighted average basis) or market. The Management compares the cost of inventories with the market value and allowance is made for writing down the inventories to there market value, if lower.

     Property & Equipment

     Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives of:
     30 years for building, 10 years for machinery, 5 years for office equipment and 8 years for vehicles.

     Long-lived assets

     Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business." The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of December 31, 2003 and 2002, there were no significant impairments of its long-lived assets.

     Intangible Assets

     Intangible assets consist of Rights to use land and Fertilizers proprietary technology rights. The Company evaluates intangible assets for impairment, at least on an annual basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated future cash flows. Recoverability of intangible assets, other long-lived assets and, goodwill is measured by comparing their net book value to the related projected undiscounted cash flows from these assets, considering a number of factors including past operating results, budgets, economic projections, market trends and product development cycles. If the net book value of the asset exceeds the related undiscounted cash flows, the asset is considered impaired, and a second test is performed to measure the amount of impairment loss. Potential impairment of goodwill after July 1, 2002 is being evaluated in accordance with SFAS No. 142. The SFAS No. 142 is applicable to the financial statements of the Company beginning July 1, 2002.

     Unearned revenue

     Unearned revenue represents amounts received from the customers against future sales of goods since the Company recognizes revenue on the shipment of goods (see revenue recognition policy).

     Fair value of financial instruments

     Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

     Revenue Recognition


     The Company's revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 101. Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

     Advertising Costs

     The  Company   expenses  the  cost  of   advertising  as  incurred  or,  as
     appropriate, the first time the advertising takes place. Advertising costs for the years ended December 31, 2003 and 2002 were insignificant.

     Stock-based compensation

     In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with proforma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company uses the intrinsic value method prescribed by APB 25 and has opted for the disclosure provisions of SFAS No.123. Through December 31, 2003, the Company has not granted any stock options.

     Income Taxes

     The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

     According to the Provisional Regulations of the People's Republic of China on Income Tax, the Document of Reductions and Exemptions of Income Tax for BBST has been approved by the local tax bureau and the Management Regulation of Yang Ling Agricultural High-Tech Industries Demonstration Zone. BBST is exempted from income tax in its first two years of operations.

     Foreign currency transactions and comprehensive income (loss)

     Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Certain statements, however, require entities to report specific changes in assets and liabilities, such as gain or loss on foreign currency translation, as a separate component of the equity section of the balance sheet. Such items, along with net income, are components of comprehensive income. The functional currency of BBST is Chinese Renminbi. The unit of Renminbi is in Yuan. Cumulative translation adjustment amount and translation adjustment gain were insignificant at and for the year ended December 31, 2003 and 2002.

     Basic and diluted net loss per share

     Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share". SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Net loss per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

     Statement of Cash Flows:

     In accordance with Statement of Financial Accounting Standards No. 95, "Statement of Cash Flows," cash flows from the Company's operations is calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

     Segment Reporting

     Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosure About Segments of an Enterprise and Related Information" requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. SFAS 131 has no effect on the Company's consolidated financial statements as substantially all of the Company's operations are conducted in one industry segment.

     Recent Pronouncements

     In May 2002, the Board issued SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections ("SFAS 145"). SFAS 145 rescinds the automatic treatment of gains or losses from extinguishments of debt as extraordinary unless they meet the criteria for extraordinary items as outlined in APB Opinion No. 30, Reporting the Results of Operations, Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. SFAS 145 also requires sale-leaseback accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions and makes various technical corrections to existing pronouncements. The provisions of SFAS 145 related to the rescission of FASB Statement 4 are effective for fiscal years beginning after May 15, 2002, with early adoption encouraged. All other provisions of SFAS 145 are effective for transactions occurring after May 15, 2002, with early adoption encouraged. The adoption of SFAS 145 did not have a material effect on the earnings or financial position of the Company.

     In June 2002, the FASB issued SFAS No. 146 "Accounting for Costs Associated with exit or Disposal Activities." This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." This Statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under Issue 94-3 a liability for an exit cost as defined, was recognized at the date of an entity's commitment to an exit plan. The adoption of SFAS 146 did not have a material effect on the earnings or financial position of the Company.

     In October 2002, the FASB issued SFAS No. 147, "Acquisitions of Certain Financial Institutions." SFAS No. 147 removes the requirement in SFAS No. 72 and Interpretation 9 thereto, to recognize and amortize any excess of the fair value of liabilities assumed over the fair value of tangible and identifiable intangible assets acquired as an unidentifiable intangible asset. This statement requires that those transactions be accounted for in accordance with SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." In addition, this statement amends SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," to include certain financial institution-related intangible assets. The adoption of SFAS 147 did not have a material effect on the earnings or financial position of the Company.

     In November 2002, the FASB issued FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" (FIN 45). FIN 45 requires that upon issuance of a guarantee, a guarantor must recognize a liability for the fair value of an obligation assumed under a guarantee. FIN 45 also requires additional disclosures by a guarantor in its interim and annual financial statements about the obligations associated with guarantees issued. The recognition provisions of FIN 45 are effective for any guarantees issued or modified after December 31, 2002. The disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002. The adoption of this pronouncement did not have a material effect on the earnings or financial position of the Company.

     In December 2002, the FASB issued SFAS No. 148 "Accounting for Stock Based Compensation-Transition and Disclosure". SFAS No. 148 amends SFAS No. 123, "Accounting for Stock Based Compensation", to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used, on reported results. The Statement is effective for the Companies' interim reporting period ending January 31, 2003. The Company does not expect the adoption of SFAS No. 148 would have a material impact on its financial position or results of operations or cash flows.

     On April 30, 2003, the FASB issued FASB Statement No. 149 ("SFAS 149"), "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". FAS 149 amends and clarifies the accounting guidance on (1) derivative instruments (including certain derivative instruments embedded in other contracts) and (2) hedging activities that fall within the scope of FASB Statement No. 133 ("SFAS 133"), Accounting for Derivative
     Instruments and Hedging Activities. SFAS 149 also amends certain other existing pronouncements, which will result in more consistent reporting of contracts that are derivatives in their entirety or that contain embedded derivatives that warrant separate accounting. SFAS 149 is effective (1) for contracts entered into or modified after June 30, 2003, with certain exceptions, and (2) for hedging relationships designated after June 30, 2003. The guidance is to be applied prospectively. The Company does not expect the adoption of SFAS No. 149 to have a material impact on its financial position or results of operations or cash flows.

     On May 15 2003, the FASB issued FASB Statement No. 150 ("SFAS 150"), Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS 150 changes the accounting for certain financial instruments that, under previous guidance, could be classified as equity or "mezzanine" equity, by now requiring those instruments to be classified as liabilities (or assets in some circumstances) in the statement of financial position. Further, SFAS 150 requires disclosure regarding the terms of those instruments and settlement alternatives. SFAS 150 affects an entity's classification of the following freestanding instruments: a) Mandatorily redeemable instruments b) Financial instruments to repurchase an entity's own equity instruments c) Financial instruments embodying obligations that the issuer must or could choose to settle by issuing a variable number of its shares or other equity instruments based solely on (i) a fixed monetary amount known at inception or (ii) something other than changes in its own equity instruments d) SFAS 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety. The guidance in SFAS 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. For private companies, mandatorily redeemable financial instruments are subject to the provisions of SFAS 150 for the fiscal period beginning after December 15, 2003. The Company does not expect the adoption of SFAS No. 150 to have a material impact on its financial position or results of operations or cash flows.

     3.   INVENTORIES

     Inventories at December 31, 2003 and 2002 were as follows:

                                                                   2003               2002
                                                                   -----              -----
                  Raw and packing materials                   $    450,967  $        269,353
                  Finished goods                                   429,487           678,742
                                                                   880,454           948,095
                  Less allowance for obsolescence                 (164,722)         (150,825)

                                                              --------------     -------------
                  Total                                       $    715,732  $        797,270
                                                              ==============     =============

     4.   PROPERTY AND EQUIPMENT

     Net property and equipment at December 31, 2003 and 2002 were as follows:

                                                                      2003               2002
                                                                      ----               ----



                  Building                                    $         946,888  $        942,480
                  Machinery                                             328,280           233,000
                  Furniture and office equipment                         21,265            16,828
                  Vehicles                                              147,651           118,122
                                                                      1,444,084         1,310,430
                  Less Accumulated depreciation                       (223,497)          (84,940)
                                                                  --------------     -------------
                                                              $       1,220,587  $      1,225,490
                                                                  ==============     =============

     Depreciation expense for the years ended December 31, 2003 and December 31, 2002 was $ 138,557 and $50,000.

     The Company depreciated its production related assets at a rate double than the straight line rate due to its excessive usage in the year ended
     December 31, 2003. This factor contributed towards the increase in depreciation by $61,919. The change in estimate resulted in decrease in net income by $61,919 or $41.27 per share for the year ended December 31, 2003.

     5. INTANGIBLE ASSETS

     Net intangible assets at December 31, 2003 and 2002 were as follows:

                                                                       2003              2002
                                                                       ----              ----

                  Rights to use land                          $        1,655,248  $       184,941
                  Fertilizers proprietary technology rights              960,000          960,000
                                                                  ---------------     ------------
                                                                       2,615,248        1,144,941
                  Less Accumulated amortization                        (305,100)        (195,699)
                                                                  ---------------     ------------
                                                              $        2,310,148  $       949,242
                                                                  ===============     ============

     The Company's office and manufacturing site is located in Yang Ling Agricultural High-Tech Industries Demonstration Zone in the province of Shanxi, People's Republic of China. The Company leases land per a real estate contract with the government of People's Republic of China for a period from November 2001 through November 2051. Per the People's Republic of China's governmental regulations, the Government owns all land.

     During July 2003, the Company leased another parcel of land per a real estate contract with the government of the People's Republic of China for a period from July 2003 through June 2053.

     The Company has recognized the amounts paid for the acquisition of rights to use land as intangible asset and amortizing over a period of fifty years. The amortization expense of "Rights to use land" for the year ended December 31, 2003 and 2002 amounted to $13,401 and $3,699 respectively. The accumulated amortization as at December 31, 2003 was $17,100.

     The Company acquired Fluid and Compound Fertilizers proprietary technology rights with a life ending December 31, 2011. The Company is amortizing Fertilizers proprietary technology rights over a period of ten years. The amortization expense of "Fertilizers proprietary technology rights" for the years ended December 31, 2003 and 2002 amounted to $96,000 and $96,000. The Accumulated amortization as on December 31, 2003 and 2002 amounted to $288,000 and $192,000.

     Amortization expense for the Company's current amortizable intangible assets over the next five fiscal years is estimated to be: 2004-$130,000, 2005-$130,000, 2006-$130,000, 2007-$130,000 and 2008-$130,000.

     6. DIVIDEND PAYABLE

     The Shareholders of the company in their meeting dated May 9, 2003 approved a dividend of $180,000 for the year ended December 31, 2002.

     7. SHORT TERM LOAN

     Short term loans consisted of the following at December 31, 2003 and 2002:

                                                                                       2003             2002
                                                                                       ----             ----

                  Note payable to bank,  interest rate;  6.84% per annum,       $    480,000      $          -
                  payable quarterly,  original note;  $480,000,  maturity
                  date; 1/27/04, secured by assets of the Company.

                  Note payable to bank,  interest rate;  6.84% per annum,            600,000                 -
                  payable quarterly,  original note;  $600,000,  maturity
                  date; 9/28/04, secured by assets of the Company.

                  Short  term  support  loan from the  Shanxi  Technology             12,000            12,000
                  Bureau  of  the  Government  of  People's  Republic  of
                  China, interest free; secured by assets of the Company
                                                                               --------------     -------------
                                                                                $  1,092,000      $     12.000
                                                                               ==============     =============

     8. SHAREHOLDERS' EQUITY

     On December 15, 2003, the Company entered in to an agreement to exchange 1500 shares of its common stock for all the issued and outstanding stock of BBST. After the consummation of the agreement, the former shareholders of BBST own 1500 shares of common stock of the Company, which represent 100% of the Company's issued and outstanding shares.

     From its inception  through its  acquisition on December 15, 2003 (see note
     1), BBST had issued 49,200,000 shares of its common stock for $6,014,400 including issuance of 9,200,000 shares to various parties for $1,214,400 in the year ended December 31, 2003.

     9. RELATED PARTY TRANSACTIONS

     A loan of $217,338 from various shareholders of the Company outstanding as at December 31, 2001 was fully repaid during the year ended December 31, 2002 along with an interest expense of $ 20,249.

     10. SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

     The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

     The Company paid interest of $ 41,359 and $ 20,249 during the year ended December 31, 2003 and 2002. The Company did not pay income tax during the years ended December 31, 2003 and 2002.

     11. EMPLOYEE WELFARE PLAN

     The Company has established its own employee welfare plan in accordance with Chinese law and regulations. The Company makes annual pre-tax contributions of 14% of all employees' salaries. The total expense for the above plan amounted to $55,813 and $21,000 for the years ended December 31, 2003 and 2002.

     12. STATUTORY RESERVE

     In accordance with the Chinese Company Law, the company has allocated 10% of its annual net income, amounting $197,036 and $66,758, as statutory reserve on December 31, 2003 and 2002.

Exhibit 2
                               STRATABID.COM, INC.
                        PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2003
                                   (Unaudited)

The following Unaudited Pro Forma Statement of operations has been derived from the audited financial statements of Stratabid.com, Inc., a Delaware Corporation
(A) for the year ended December 31, 2003 and the audited financial statements of Bodisen International, Inc., a Delaware Corporation (B) for the year ended December 31, 2003. The Pro Forma Statements of Operations reflects the acquisition of B by a wholly-owned subsidiary of the Company A (a reporting company) on February 24, 2004 in a acquisition using reverse acquisition method of accounting and assumes that such acquisition was consummated as of January 1, 2003.

The Pro Forma Statement of Operations and financial conditions should be read in conjunction with the Financial Statements of A, the Financial Statements of B and the Notes to the financial statements. The Pro Forma Statements do not purport to represent what the Company's results of operations and financial conditions would actually have been if the acquisition of A had occurred on the d accompanying data, are based on available information and the assumption set forth in the foot notes below, which management believes are reasonable.

                                                                      A              B            Pro Forma          Pro Forma
                                                                (Historical)    (Historical)      Adjustment         Combined
                                                                --------------  -------------   ---------------   ----------------
Net Revenue                                                     $      58,256   $  9,783,784    $     -           $     9,842,040

Cost of revenue                                                             -      6,706,082          -                 6,706,082
                                                                --------------  -------------   ----------------  ----------------

Gross profit                                                           58,256      3,077,702          -                 3,135,958

Operating expenses                                                    107,592      1,204,208          -                 1,311,800
                                                                --------------  -------------   ----------------  ----------------

Loss from operations                                                  (49,336)     1,873,494          -                 1,824,158

Non-operating income (Expenses)                                             -         96,867          -                    96,867
                                                                --------------  -------------   ----------------  ----------------

Net gain/loss                                                   $     (49,336)  $  1,970,361    $     -           $     1,921,025
                                                                ==============  =============   ===============   ================

EARNINGS PER SHARE

   Weighted -average number of
   shares outstanding                                               1,567,000      3,000,000                            4,567,000
                                                                ==============  =============                     ================

   Gain/loss per share                                          $       (0.03)  $       0.66                      $          0.42
                                                                ==============  =============                     ================

NOTES:

(1) Loss per share data shown above are applicable for both primary and fully diluted.

(2) Weighted-average number of shares outstanding for the combined entity includes all shares issued before the acquisition as if outstanding as of January 1, 2003.

(3) Weighted average number of shares outstanding for combined entity includes 1,567,000 shares of A outstanding shares as of December 31, 2003 and 3,000,000 shares of common stock issued to the shareholders of (B) pursuant to the stock acquisition and reorganization agreement.

                               STRATABID.COM, INC.
                   PRO FORMA STATEMENT OF FINANCIAL CONDITIONS
                     FOR THE PERIOD ENDED DECEMBER 31, 2003
                                   (Unaudited)

The following unaudited Pro Forma Statement of financial conditions has been derived from the audited financial statements of Stratabid.com, Inc. (A) as of December 31, 2002 and the audited financial statements of Bodisen International, Inc. (B) as of December 31, 2003. The unaudited Pro Forma Statements of financial conditions reflects the acquisition of B by a wholly-owned subsidiary of A (a reporting company) in a merger using reverse acquisition method of accounting.

                                                            A              B                               Pro Forma      Pro Forma
                                                      (Historical)    (Historical)      Investment        Adjustment      Combined
                                                     --------------  -------------   ---------------   ---------------  -----------
                           ASSETS

Current Assets                                       $      14,627   $  7,446,862    $          -      $          -       7,461,489

Property & equipment, net                                    4,058      1,220,587               -                 -       1,224,645

Intangible assets, net                                    1,375.00      2,310,148               -                 -       2,311,523

Capital work in progress                                         -        222,083               -                 -         222,083

Investment - acquisition of subsidiary                           -              -       4,500,000(2)     (4,500,000)(4)           -

                                                     --------------  -------------   ---------------   ---------------- ------------
TOTAL ASSETS                                         $      20,060   $ 11,199,680    $  4,500,000      $ (4,500,000)    $11,219,740
                                                     ==============  =============   ===============   ================ ============
LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities                                  $      21,050   $  2,832,106    $          -      $          -       2,853,156

Stockholders' equity;

  Common stock                                                 157              1             300(2)             (1)(1)         457


  Additional paid in capital                               113,211      6,014,399       4,499,700(2)     (4,644,357)(4)   5,982,953

  Statutory reserve                                              -        263,795               -                 -         263,795

  Donated Capital                                           30,000              -               -                 -          30,000

  Accumulated other comprehensive gain (loss)                  818              -               -              (818)(3)           -

  Retained earnings (deficit)                             (145,176)     2,089,379               -           145,176 (3)   2,089,379
                                                     --------------  -------------   ---------------   ---------------- ------------

     Total stockholders' equity (deficit)                     (990)     8,367,574       4,500,000        (4,500,000)      8,366,584
                                                     --------------  -------------   ---------------   ---------------- ------------

TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY (DEFICIT)                                     $      20,060 $   11,199,680    $  4,500,000      $ (4,500,000)    $11,219,740
                                                     ==============  =============   ===============   ================ ============

NOTES;

(1) Elimination of Common stock of (B) before the acquisition

(2) Issuance of shares of common stock to shareholder of (B) valued at
$4,500,000

(3) Elimination of pre-acquisition retained earnings of (B)

(4) Elimination of investment in subsidiary on consolidation

Exhibit 3


                          AGREEMENT AND PLAN OF MERGER



THIS AGREEMENT AND PLAN OF MERGER is made as of the 11th day of February, 2004

AMONG:

          STRATABID.COM, INC., a corporation formed pursuant to the laws of the State of Delaware and having an office for business located at 1675 Larch Street, Vancouver, BC V6K 3N7

          ("Stratabid")

AND:

          BODISEN ACQUISITION CORP., a body corporate formed pursuant to the laws of the State of Delaware and a wholly owned subsidiary of Stratabid

          (the "Acquirer")

AND:

          BODISEN INTERNATIONAL, INC., a body corporate formed pursuant to the laws of the State of Delaware and having an office for business located at North Part of Xinquia Road, Yang Ling Agricultural High-Tech Industries Demonstration Zone, Yang Ling, China 712100


          ("Bodisen")



AND:


          The shareholders of Bodisen, all of whom are set forth on the signature page of this Agreement

          (the "Bodisen Shareholders")


WHEREAS:

A. The Bodisen Shareholders own 1,500 Bodisen Shares, being 100% of the presently issued and outstanding Bodisen Shares;

B. Stratabid is a reporting company whose common stock is quoted on the NASD "Bulletin Board";

C. The respective Boards of Directors of Stratabid, Bodisen and the Acquirer deem it advisable and in the best interests of Stratabid, Bodisen and the Acquirer that Bodisen merge with and into the Acquirer (the "Merger") pursuant to this Agreement and the Certificate of Merger, and the applicable provisions of the laws of the State of Delaware; and

D. It is intended that the Merger shall qualify for United States federal income tax purposes as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.


NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:


                                    ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

Definitions

1.1      In this Agreement the following terms will have the following meanings:

          (a) "Acquisition Shares" means the 3,000,000 Stratabid Common Shares to be issued to the Bodisen Shareholders at Closing pursuant to the terms of the Merger;

          (b) "Additional Bodisen Statements" means the Statements of Bodisen Accounts Payable and Liabilities, Accounts Receivable, Bank Accounts, Debts to Related Parties, Equipment, Insurance Policies, Inventory and Material Contracts which are to be delivered by Bodisen to Stratabid pursuant to the terms hereof;

          (c) "Agreement" means this agreement and plan of merger among Stratabid, the Acquirer, Bodisen, and the Bodisen Shareholders;

          (d) "Audited Bodisen Financial Statements" means the financial statements of Bodisen for the two year periods ended December 31, 2002 and 2003, together with the unqualified auditors report thereon, prepared in accordance with Item 310 of Regulation SB, and which are to be delivered by Bodisen to Stratabid pursuant to the terms hereof;

          (e) "Audited Stratabid Financial Statements" means the financial statements of Stratabid for the two year periods ended December 31, 2002 and 2003, together with the unqualified auditors report thereon, prepared in accordance with Item 310 of Regulation SB, and which are to be delivered by Stratabid to Bodisen pursuant to the terms hereof;

          (f) "Bodisen Accounts Payable and Liabilities" means all accounts payable and liabilities of Bodisen and the Bodisen Subsidiary, due and owing or otherwise constituting a binding obligation of the Bodisen Subsidiary (other than a Bodisen Material Contract) as of December 31, 2003 as set forth in the Statement of Bodisen Accounts Payable and Liabilities to be delivered by Bodisen to Stratabid concurrent with the delivery of the Audited Bodisen Financial Statements;

          (g) "Bodisen Accounts Receivable" means all accounts receivable and other debts owing to Bodisen and the Bodisen Subsidiary as of December 31, 2003 as set forth in the Statement of Bodisen Accounts Receivable to be delivered by Bodisen to Stratabid concurrent with the delivery of the Audited Bodisen Financial Statements;

          (h) "Bodisen Assets" means the undertaking and all the property and assets of the Bodisen Business of every kind and description wheresoever situated including, without limitation, Bodisen Equipment, Bodisen Inventory, Bodisen Material Contracts, Bodisen Accounts Receivable, Bodisen Cash, Bodisen Intangible Assets and Bodisen Goodwill, and all credit cards, charge cards and banking cards issued to Bodisen;

          (i) "Bodisen Bank Accounts" means all of the bank accounts, lock boxes and safety deposit boxes of Bodisen and the Bodisen Subsidiary or relating to the Bodisen Business as set forth in the Statement of Bodisen Bank Accounts to be delivered by Bodisen to Stratabid concurrent with the delivery of the Audited Bodisen Financial Statements;

          (j) "Bodisen Business" means all aspects of the business conducted by Bodisen and the Bodisen Subsidiary;

          (k) "Bodisen Cash" means all cash on hand or on deposit to the credit of Bodisen and the Bodisen Subsidiary on the Closing Date;

          (l) "Bodisen Debt to Related Parties" means the debts owed by Bodisen and its subsidiaries to the Bodisen Shareholders or to any family member thereof, or to any affiliate, director or officer of Bodisen or the Bodisen Shareholders as described in the Statement of Bodisen Debt to Related Parties to be delivered by Bodisen to Stratabid concurrent with the delivery of the Audited Bodisen Financial Statements;

          (m) "Bodisen Equipment" means all machinery, equipment, furniture, and furnishings used in the Bodisen Business, including, without limitation, the items more particularly described in the Statement of Bodisen Equipment to be delivered by Bodisen to Stratabid concurrent with the delivery of the Audited Bodisen Financial Statements;

          (n) "Bodisen Goodwill" means the goodwill of the Bodisen Business together with the exclusive right of Stratabid to represent itself as carrying on the Bodisen Business in succession of Bodisen subject to the terms hereof, and the right to use any words indicating that the Bodisen Business is so carried on including the right to use the name "Bodisen" or "Bodisen International" or any variation thereof as part of the name of or in connection with the Bodisen Business or any part thereof carried on or to be carried on by Bodisen, the right to all corporate, operating and trade names associated with the Bodisen Business, or any variations of such names as part of or in connection with the Bodisen Business, all telephone listings and telephone advertising contracts, all lists of customers, books and records and other information relating to the Bodisen Business, all necessary licenses and authorizations and any other rights used in connection with the Bodisen Business;

          (o) "Bodisen Insurance Policies" means the public liability insurance and insurance against loss or damage to Bodisen Assets and the Bodisen Business as described in the Statement of Bodisen Insurance to be delivered by Bodisen to Stratabid concurrent with the delivery of the Audited Bodisen Financial Statements;

          (p) "Bodisen Intangible Assets" means all of the intangible assets of Bodisen and the Bodisen Subsidiary, including, without limitation, Bodisen Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of Bodisen and the Bodisen Subsidiary;

          (q) "Bodisen Inventory" means all inventory and supplies of the Bodisen Business as of December 31, 2003 as set forth in the Statement of Bodisen Inventory to be delivered by Bodisen to Stratabid concurrent with the delivery of the Audited Bodisen Financial Statements;

          (r) "Bodisen Material Contracts" means the burden and benefit of and the right, title and interest of Bodisen and the Bodisen Subsidiary in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which Bodisen or the Bodisen Subsidiary is entitled in connection with the Bodisen Business whereunder Bodisen is obligated to pay or entitled to receive the sum of $10,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice, and those contracts listed in the Statement of Bodisen Material Contracts to be delivered by Bodisen to Stratabid concurrent with the delivery of the Audited Bodisen Financial Statements;

          (s) "Bodisen Shares" means all of the issued and outstanding shares of Bodisen's equity stock;


          (t) "Bodisen Subsidiary" means Yangling Bodisen Biology Science Technology Development Co., Ltd., a corporation formed pursuant to the laws of the People's Republic of China and a wholly-owned subsidiary of Bodisen;

          (u) "Closing" means the completion, on the Closing Date, of the transactions contemplated hereby in accordance with Article 10 hereof;

          (v) "Closing Date" means the day on which all conditions precedent to the completion of the transaction as contemplated hereby have been satisfied or waived;

          (w) "Effective Time" means the date of the filing of an appropriate Certificate of Merger in the form required by the State of Delaware, which certificate shall provide that the Merger shall become effective upon such filing;

          (x) "Escrow Agent" means Sichenzia Ross Friedman Ference LLP of New York, New York;

          (y) "Escrow Agreement" means the escrow agreement to be entered into between Bodisen, Stratabid and the Escrow Agent concurrent with the execution of this Agreement and pursuant to Article 7 hereof in the form attached hereto as Schedule "K"

          (z) "Material Adverse Change" means a greater than 10% negative deviation from previously reported financial results (annualized where appropriate);

          (aa) "Merger" means the merger, at the Effective Time, of Bodisen and the Acquirer pursuant to this Agreement and Plan of Merger;

          (bb) "Merger Consideration" means the Acquisition Shares;

          (cc) "Place of Closing" means the offices of Sichenzia Ross Friedman Ference LLP, or such other place as Stratabid and Bodisen may mutually agree upon;

          (dd) "Security Deposit" means the sum of $100,000 placed in escrow with the Escrow Agent by Bodisen pursuant to the terms of the Escrow Agreement;

          (ee) "State Corporation Law" means the General Corporation Law of the State of Delaware;

          (ff) "Stratabid Accounts Payable and Liabilities" means all accounts payable and liabilities of Stratabid, on a consolidated basis, due and owing or otherwise constituting a binding obligation of Stratabid and its subsidiaries (other than a Stratabid Material Contract) as of December 31, 2003 as set forth is Schedule "C" hereto;

          (gg) "Stratabid Accounts Receivable" means all accounts receivable and other debts owing to Stratabid, on a consolidated basis, as of December 31, 2003 as set forth in Schedule "D" hereto;

          (hh) "Stratabid Assets" means the undertaking and all the property and assets of the Stratabid Business of every kind and description wheresoever situated including, without limitation, Stratabid Equipment, Stratabid Inventory, Stratabid Material Contracts,
               Stratabid Accounts Receivable, Stratabid Cash, Stratabid Intangible Assets and Stratabid Goodwill, and all credit cards, charge cards and banking cards issued to Stratabid;

          (ii) "Stratabid Bank Accounts" means all of the bank accounts, lock boxes and safety deposit boxes of Stratabid and its subsidiaries or relating to the Stratabid Business as set forth in Schedule "E" hereto;

          (jj) "Stratabid Business" means all aspects of any business conducted by Stratabid and its subsidiaries;

          (kk) "Stratabid Cash" means all cash on hand or on deposit to the credit of Stratabid and its subsidiaries on the Closing Date;

          (ll) "Stratabid Common Shares" means the shares of common stock in the capital of Stratabid;

          (mm) "Stratabid Debt to Related Parties" means the debts owed by Stratabid to any affiliate, director or officer of Stratabid as described in Schedule "F" hereto;

          (nn) "Stratabid Equipment" means all machinery, equipment, furniture, and furnishings used in the Stratabid Business, including, without limitation, the items more particularly described in Schedule "G" hereto;

          (oo) "Stratabid Goodwill" means the goodwill of the Stratabid Business including the right to all corporate, operating and trade names associated with the Stratabid Business, or any variations of such names as part of or in connection with the Stratabid Business, all books and records and other information relating to the Stratabid Business, all necessary licenses and authorizations and any other rights used in connection with the Stratabid Business;

          (pp) "Stratabid Insurance Policies" means the public liability insurance and insurance against loss or damage to the Stratabid Assets and the Stratabid Business as described in Schedule "H" hereto;

          (qq) "Stratabid Intangible Assets" means all of the intangible assets of Stratabid and its subsidiaries, including, without limitation, Stratabid Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of Stratabid and its subsidiaries;

          (rr) "Stratabid Inventory" means all inventory and supplies of the Stratabid Business as of December 31, 2003, as set forth in Schedule "I" hereto;

          (ss) "Stratabid Material Contracts" means the burden and benefit of and the right, title and interest of Stratabid and its subsidiaries in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which Stratabid or its subsidiaries are entitled whereunder Stratabid or its subsidiaries are obligated to pay or entitled to receive the sum of $10,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice, and those contracts listed in Schedule "J" hereto;

          (tt) "Unaudited Bodisen Subsidiary Financial Statements" means, collectively, the audited consolidated financial statements of the Bodisen Subsidiary for the one year period ended December 31, 2002, together with the unqualified auditors' report thereon, and the management prepared balance sheet and income statement of the Bodisen Subsidiary for the nine month period ended September 30, 2003, copies of which are attached as Schedule "A" hereto;

          (uu) "Unaudited Stratabid Financial Statements" means collectively, the audited consolidated financial statements of Stratabid for the two year periods ended December 31, 2001 and 2002, together with the unqualified auditors' report thereon, and the unaudited, reviewed consolidated financial statements of Stratabid for the nine month periods ended September 30, 2002 and 2003, all prepared in accordance with Item 310 of Regulation SB, true copies of which are attached as Schedule "B" hereto; and

          (vv) "Surviving Company" means the Acquiror following the merger with Bodisen.

Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

Captions and Section Numbers

1.2 The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

Section References and Schedules

1.3 Any reference to a particular "Article", "section", "paragraph", "clause" or other subdivision is to the particular Article, section, clause or other subdivision of this Agreement and any reference to a Schedule by letter will mean the appropriate Schedule attached to this Agreement and by such reference the appropriate Schedule is incorporated into and made part of this Agreement. The Schedules to this Agreement are as follows:

Information concerning Bodisen

         Schedule "A"        Unaudited Bodisen Subsidiary Financial Statements

Information concerning Stratabid

         Schedule "B"        Unaudited Stratabid Financial Statements
         Schedule "C"        Stratabid Accounts Payable and Liabilities
         Schedule "D"        Stratabid Accounts Receivable
         Schedule "E"        Stratabid Bank Accounts
         Schedule "F"        Stratabid Debts to Related Parties
         Schedule "G"        Stratabid Equipment
         Schedule "H"        Stratabid Insurance Policies
         Schedule "I"        Stratabid Inventory
         Schedule "J"        Stratabid Material Contracts

Agreements

         Schedule "K"        Escrow Agreement

Severability of Clauses

1.4 If any part of this Agreement is declared or held to be invalid for any reason, such invalidity will not affect the validity of the remainder which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held to be invalid.

                                    ARTICLE 2
                                   THE MERGER

The Merger

2.1 At Closing, Bodisen shall be merged with and into the Acquirer pursuant to this Agreement and Plan of Merger and the separate corporate existence of Bodisen shall cease and the Acquirer, as it exists from and after the Closing, shall be the Surviving Company.

Effect of the Merger

2.2 The Merger shall have the effect provided therefor by the State Corporation Law. Without limiting the generality of the foregoing, and subject thereto, at Closing (i) all the rights, privileges, immunities, powers and franchises, of a public as well as of a private nature, and all property, real, personal and mixed, and all debts due on whatever account, including without limitation subscriptions to shares, and all other choses in action, and all and every other interest of or belonging to or due to Bodisen or the Acquirer, as a group, subject to the terms hereof, shall be taken and deemed to be transferred to, and vested in, the Surviving Company without further act or deed; and all property, rights and privileges, immunities, powers and franchises and all and every other interest shall be thereafter as effectually the property of the Surviving Company, as they were of Bodisen and the Acquirer, as a group, and
(ii) all debts, liabilities, duties and obligations of Bodisen and the Acquirer, as a group, subject to the terms hereof, shall become the debts, liabilities and duties of the Surviving Company and the Surviving Company shall thenceforth be responsible and liable for all debts, liabilities, duties and obligations of Bodisen and the Acquirer, as a group, and neither the rights of creditors nor any liens upon the property of Bodisen or the Acquirer, as a group, shall be impaired by the Merger, and may be enforced against the Surviving Company.

Certificate of Incorporation; Bylaws; Directors and Officers

2.3 The Certificate of Incorporation of the Surviving Company from and after the Closing shall be the Certificate of Incorporation of the Acquirer until thereafter amended in accordance with the provisions therein and as provided by the applicable provisions of the State Corporation Law. The Bylaws of the Surviving Company from and after the Closing shall be the Bylaws of the Acquirer as in effect immediately prior to the Closing, continuing until thereafter amended in accordance with their terms, the Certificate of Incorporation of the Surviving Company and as provided by the State Corporation Law. The Directors of Bodisen at the Effective Time shall continue to be the Directors of the Surviving Company after the Closing.

Conversion of Securities

2.4 At the Effective Time, by virtue of the Merger and without any action on the part of the Acquirer, Bodisen or the Bodisen Shareholders, the shares of capital stock of each of Bodisen and the Acquirer shall be converted as follows:

          (a) Capital Stock of the Acquirer. Each issued and outstanding share of the Acquirer's capital stock shall continue to be issued and outstanding and shall be converted into one share of validly issued, fully paid, and non-assessable common stock of the
               Surviving Company. Each stock certificate of the Acquirer evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Company.

          (b) Conversion of Bodisen Shares. Each Bodisen Share that is issued and outstanding at the Effective Time shall automatically be cancelled and extinguished and converted, without any action on the part of the holder thereof, into the right to receive at the time and in the amounts described in this Agreement an amount of Acquisition Shares equal to the number of Acquisition Shares divided by the number of Bodisen Shares outstanding immediately prior to Closing. All such Bodisen Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Acquisition Shares paid in consideration therefor upon the surrender of such certificate in accordance with this Agreement.

Adherence with Applicable Securities Laws

2.5 The Bodisen Shareholders agree that they are acquiring the Acquisition Shares for investment purposes and will not offer, sell or otherwise transfer, pledge or hypothecate any of the Acquisition Shares issued to them (other than pursuant to an effective Registration Statement under the Securities Act of 1933, as amended) directly or indirectly unless:

          (a)  the sale is to Stratabid;

          (b) the sale is made pursuant to the exemption from registration under the Securities Act of 1933,as amended, provided by Rule 144 thereunder; or

          (c) the Acquisition Shares are sold in a transaction that does not require registration under the Securities Act of 1933, as amended, or any applicable United States state laws and regulations governing the offer and sale of securities, and the vendor has furnished to Stratabid an opinion of counsel to that effect or such other written opinion as may be reasonably required by Stratabid.

     The Bodisen Shareholders acknowledge that the certificates representing the Acquisition Shares shall bear the following legend:

          NO SALE, OFFER TO SELL, OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE MADE UNLESS A REGISTRATION STATEMENT UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, IN RESPECT OF SUCH SHARES IS THEN IN EFFECT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT IS THEN IN FACT APPLICABLE TO SAID SHARES.

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES
                                  OF STRATABID

Representations and Warranties

3.1 Stratabid hereby represents and warrants in all material respects to Bodisen and the Bodisen Shareholders, with the intent that Bodisen and the Bodisen Shareholders will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

Stratabid - Corporate Status and Capacity

          (a) Incorporation. Stratabid is a corporation duly incorporated and validly subsisting under the laws of the State of Delaware, and is in good standing with the office of the Secretary of State for the State of Delaware;

          (b) Carrying on Business. Stratabid conducts the business described in its filings with the Securities and Exchange Commission and does not conduct any other business. Stratabid is duly authorized to carry on such business in Vancouver, BC, Canada. The nature of the Stratabid Business does not require Stratabid to register or otherwise be qualified to carry on business in any other jurisdictions;

          (c) Corporate Capacity. Stratabid has the corporate power, capacity and authority to own the Stratabid Assets and to enter into and complete this Agreement;

          (d) Reporting Status; Listing. Stratabid is required to file current reports with the Securities and Exchange Commission pursuant to section 15(d) of the Securities Exchange Act of 1934, the Stratabid Common Shares are quoted on the NASD "Bulletin Board", and all reports required to be filed by Stratabid with the Securities and Exchange Commission or NASD have been timely filed;

Acquirer - Corporate Status and Capacity

          (e) Incorporation. The Acquirer is a corporation duly incorporated and validly subsisting under the laws of the State of Delaware, and is in good standing with the office of the Secretary of State for the State of Delaware;

          (f)  Carrying  on  Business.   Other  than  corporate   formation  and
               organization, the Acquirer has not carried on business activities to date;

          (g)  Corporate  Capacity.   The  Acquirer  has  the  corporate  power,
               capacity and authority to enter into and complete this Agreement;

Stratabid - Capitalization

          (h) Authorized Capital. The authorized capital of Stratabid consists of 30,000,000 Stratabid Common Shares, $0.0001 par value and 5,000,000 shares of preferred stock. $0.0001 par value, of which 1,567,000 Stratabid Common Shares, and no shares of preferred stock are presently issued and outstanding;

          (i) No Option, Warrant or Other Right. No person, firm or corporation has any agreement, option, warrant, preemptive right or any other right capable of becoming an agreement, option, warrant or right for the acquisition of Stratabid Common Shares or for the purchase, subscription or issuance of any of the unissued shares in the capital of Stratabid;

Acquirer Capitalization

          (j) Authorized Capital. The authorized capital of the Acquirer consists of 200 shares of common stock, $0.0001 par value, of which one share of common stock is presently issued and outstanding;

          (k) No Option, Warrant or Other Right. No person, firm or corporation has any agreement, option, warrant, preemptive right or any other right capable of becoming an agreement, option, warrant or right for the acquisition of any common or preferred shares in the Acquirer or for the purchase, subscription or issuance of any of the unissued shares in the capital of Acquirer;

Stratabid - Records and Financial Statements

          (l) Charter Documents. The charter documents of Stratabid and the Acquirer have not been altered since the incorporation of each, respectively, except as filed in the record books of Stratabid or the Acquirer, as the case may be;

          (m) Corporate Minute Books. The corporate minute books of Stratabid and its subsidiaries are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by Stratabid and its subsidiaries which required director or shareholder approval are reflected on the corporate minute books of Stratabid and its subsidiaries. Stratabid and its subsidiaries are not in violation or breach of, or in default with respect to, any term of their respective Certificates of Incorporation (or other charter documents) or by-laws.

          (a) Stratabid Financial Statements. The Unaudited Stratabid Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of Stratabid as of the respective dates thereof, and the sales and earnings of the Stratabid Business during the periods covered thereby, in all material respects, and have been prepared in substantial accordance with generally accepted accounting principles consistently applied and the requirements of Item 310 of Regulation SB as promulgated by the Securities and Exchange Commission, and the Audited Stratabid Financial Statements, when delivered, will present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of Stratabid as of the respective dates thereof, and the sales and earnings of the Stratabid Business during the periods covered thereby, in all material respects, and will have been prepared in substantial accordance with generally accepted accounting principles consistently applied and the requirements of Item 310 of Regulation SB as promulgated by the Securities and Exchange Commission;

          (n) Stratabid Accounts Payable and Liabilities. There are no material liabilities, contingent or otherwise, of Stratabid or its subsidiaries which are not disclosed in Schedule "C" hereto or reflected in the Unaudited Stratabid Financial Statements except those incurred in the ordinary course of business since the date of the said schedule and the Unaudited Stratabid Financial Statements, and neither Stratabid nor its subsidiaries have guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation. Without limiting the generality of the foregoing, all accounts payable and liabilities of Stratabid as of December 31, 2003, are described in Schedule "C" hereto;

          (o) Stratabid Accounts Receivable. All the Stratabid Accounts Receivable result from bona fide business transactions and services actually rendered without, to the knowledge and belief of Stratabid, any claim by the obligor for set-off or counterclaim. Without limiting the generality of the foregoing, all accounts receivable of Stratabid as of December 31, 2003, are described in Schedule "D" hereto;

          (p) Stratabid Bank Accounts. All of the Stratabid Bank Accounts, their location, numbers and the authorized signatories thereto are as set forth in Schedule "E" hereto;

          (q) No Debt to Related Parties. Except as disclosed in Schedule "F" hereto, neither Stratabid nor any of its subsidiaries is, and on Closing will not be, indebted to any affiliate, director or officer of Stratabid except accounts payable on account of bona fide business transactions of Stratabid incurred in normal course of the Stratabid Business, including employment agreements, none of which are more than 30 days in arrears;

          (r) No Related Party Debt to Stratabid. No director or officer or affiliate of Stratabid is now indebted to or under any financial obligation to Stratabid or any subsidiary on any account whatsoever, except for advances on account of travel and other expenses not exceeding $1,000 in total;

          (s) No Dividends. No dividends or other distributions on any shares in the capital of Stratabid have been made, declared or authorized since the date of Unaudited Stratabid Financial Statements;

          (t) No Payments. No payments of any kind have been made or authorized since the date of the Unaudited Stratabid Financial Statements to or on behalf of officers, directors, shareholders or employees of Stratabid or its subsidiaries or under any management agreements with Stratabid or its subsidiaries, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

          (u) No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting Stratabid;

          (v) No Adverse Events. Since the date of the Unaudited Stratabid Financial Statements

               (i) there has not been any material adverse change in the consolidated financial position or condition of Stratabid, its subsidiaries, its liabilities or the Stratabid Assets or any damage, loss or other change in circumstances materially affecting Stratabid, the Stratabid Business or the Stratabid Assets or Stratabid' right to carry on the Stratabid
                    Business, other than changes in the ordinary course of business,

               (ii) there has not been any  damage,  destruction,  loss or other event (whether or not covered by insurance) materially and adversely affecting Stratabid, its subsidiaries, the Stratabid Business or the Stratabid Assets,

              (iii) there   has  not  been   any   material   increase   in  the
                    compensation payable or to become payable by Stratabid to any of Stratabid' officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

               (iv) the Stratabid  Business has been and continues to be carried on in the ordinary course,

               (v) Stratabid has not waived or surrendered any right of material value,

               (vi) neither  Stratabid nor its  subsidiaries  have discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

               (vii)no capital expenditures in excess of $10,000 individually or
                    $30,000 in total have been authorized or made.

Stratabid - Income Tax Matters

          (w) Tax Returns. All tax returns and reports of Stratabid and its subsidiaries required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by Stratabid and its subsidiaries or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

          (x) Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by Stratabid or its subsidiaries. Stratabid is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

Stratabid - Applicable Laws and Legal Matters

          (y) Licenses. Stratabid and its subsidiaries hold all licenses and permits as may be requisite for carrying on the Stratabid Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the Stratabid Business;

          (z) Applicable Laws. Neither Stratabid nor its subsidiaries have been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which they are subject or which apply to them the violation of which would have a material adverse effect on the Stratabid Business, and to Stratabid' knowledge, neither Stratabid nor its subsidiaries are in breach of any laws, ordinances, statutes, regulations, bylaws, orders or decrees the contravention of which would result in a material adverse impact on the Stratabid Business;

          (aa) Pending or Threatened Litigation. There is no material litigation or administrative or governmental proceeding pending or threatened against or relating to Stratabid, its subsidiaries, the Stratabid Business, or any of the Stratabid Assets nor does Stratabid have any knowledge of any deliberate act or omission of Stratabid or its subsidiaries that would form any material basis for any such action or proceeding;

          (bb) No Bankruptcy. Neither Stratabid nor its subsidiaries have made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against Stratabid or its subsidiaries and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of Stratabid or its subsidiaries;

          (cc) Labor Matters. Neither Stratabid nor its subsidiaries are party to any collective agreement relating to the Stratabid Business with any labor union or other association of employees and no part of the Stratabid Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of Stratabid, has made any attempt in that regard;

          (dd) Finder's Fees. Neither Stratabid nor its subsidiaries are party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

Execution and Performance of Agreement

          (ee) Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Stratabid and the Acquirer;

          (ff) No Violation or Breach. The execution and performance of this Agreement will not:

               (i) violate the charter documents of Stratabid or the Acquirer or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which Stratabid or its subsidiaries are party,

               (ii) give  any  person  any  right to  terminate  or  cancel  any agreement including, without limitation, the Stratabid Material Contracts, or any right or rights enjoyed by Stratabid or its subsidiaries,

               (iii)result in any alteration of Stratabid' or its  subsidiaries'
                    obligations under any agreement to which Stratabid or its subsidiaries are party including, without limitation, the Stratabid Material Contracts,

               (iv) result  in  the   creation  or   imposition   of  any  lien,
                    encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the Stratabid Assets,

               (v) result in the imposition of any tax liability to Stratabid or its subsidiaries relating to the Stratabid Assets, or

               (vi) violate any court order or decree to which either  Stratabid or its subsidiaries are subject;

The Stratabid Assets - Ownership and Condition

          (gg) Business Assets. The Stratabid Assets comprise all of the property and assets of the Stratabid Business, and no other person, firm or corporation owns any assets used by Stratabid or its subsidiaries in operating the Stratabid Business, whether under a lease, rental agreement or other arrangement, other than as disclosed in Schedules "F" or "J" hereto;

          (hh) Title. Stratabid or its subsidiaries are the legal and beneficial owner of the Stratabid Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed in Schedules "F" or "J" hereto;

          (ii) No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the Stratabid Assets;

          (jj) Stratabid Insurance Policies. Stratabid and its subsidiaries maintain the public liability insurance and insurance against loss or damage to the Stratabid Assets and the Stratabid Business as described in Schedule "H" hereto;

          (kk) Stratabid Material Contracts. The Stratabid Material Contracts listed in Schedule "J" constitute all of the material contracts of Stratabid and its subsidiaries;

          (ll) No Default. There has not been any default in any material obligation of Stratabid or any other party to be performed under any of the Stratabid Material Contracts, each of which is in good standing and in full force and effect and unamended (except as disclosed in Schedule "J" hereto), and Stratabid is not aware of any default in the obligations of any other party to any of the Stratabid Material Contracts;

          (mm) No Compensation on Termination. There are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of Stratabid or its subsidiaries. Neither Stratabid nor its subsidiaries are obliged to pay benefits or share profits with any employee after termination of employment except as required by law;

Stratabid Assets - Stratabid Equipment

          (nn) Stratabid Equipment. The Stratabid Equipment has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition;

Stratabid Assets - Stratabid Goodwill and Other Assets

          (oo) Stratabid Goodwill. Stratabid and its subsidiaries does not carry on the Stratabid Business under any other business or trade names. Stratabid does not have any knowledge of any infringement by Stratabid or its subsidiaries of any patent, trademarks, copyright or trade secret;

The Stratabid Business

          (pp) Maintenance of Business. Since the date of the Unaudited Stratabid Financial Statements, Stratabid and its subsidiaries have not entered into any material agreement or commitment except in the ordinary course and except as disclosed herein;

          (qq) Subsidiaries. Except for the Acquirer and Stratabid.com Online (B.C.) Limited, Stratabid does not own any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm; and

Stratabid - Acquisition Shares

          (rr) Acquisition Shares. The Acquisition Shares when delivered to the holders of Bodisen Shares pursuant to the Merger shall be validly issued and outstanding as fully paid and non-assessable shares and the Acquisition Shares shall be transferable upon the books of Stratabid, in all cases subject to the provisions and restrictions of all applicable securities laws.

Non-Merger and Survival

3.2 The representations and warranties of Stratabid contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by Bodisen or the Bodisen Shareholders, the representations and warranties of Stratabid shall survive the Closing.

Indemnity

3.3 Stratabid agrees to indemnify and save harmless Bodisen and the Bodisen Shareholders from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of Stratabid to defend any such claim), resulting from the breach by it of any representation or warranty made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by Stratabid to Bodisen or the Bodisen Shareholders hereunder.

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                                    ARTICLE 4
                             COVENANTS OF STRATABID

Covenants

4.1        Stratabid   covenants   and  agrees  with  Bodisen  and  the  Bodisen
Shareholders that it will:

          (a) Conduct of Business. Until the Closing, conduct the Stratabid Business diligently and in the ordinary course consistent with the manner in which the Stratabid Business generally has been operated up to the date of execution of this Agreement;

          (b) Preservation of Business. Until the Closing, use its best efforts to preserve the Stratabid Business and the Stratabid Assets and, without limitation, preserve for Bodisen Stratabid's and its subsidiaries' relationships with any third party having business relations with them;

          (c) Access. Until the Closing, give Bodisen, the Bodisen Shareholders, and their representatives full access to all of the properties, books, contracts, commitments and records of Stratabid, and furnish to Bodisen, the Bodisen Shareholders and their representatives all such information as they may reasonably request;

          (d) Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Merger and to preserve and maintain the Stratabid Assets notwithstanding the change in control of Bodisen arising from the Merger;

          (e) Audited Stratabid Financial Statements. Use its commercially reasonable best efforts to cause the Audited Stratabid Financial Statements to be prepared and delivered to Bodisen on or before February 27, 2004;

          (f) Stock Dividend. Within ten (10) days from the Closing Date, Stratabid shall effectuate a four-for-one forward split of the Stratabid Common Shares by way of stock dividend;

          (g) Name Change. Forthwith after the Closing, take such steps are required to change the name of Stratabid to "Bodisen [Incorporated]" or such similar name as may be acceptable to the board of directors of Bodisen; and

          (h) Sale of Business. Within thirty (30) days from the Closing Date, Stratabid shall sell its business operations, as they exist immediately prior to the Closing, to Derek Wasson. In consideration of the sale, Mr. Wasson shall return 750,000 Stratabid Common Shares to Stratabid for cancellation. In addition, Mr. Wasson shall forgive all indebtedness owed by Stratabid to Mr. Wasson. Other than indebtedness of Bodisen,
               Stratabid shall have no indebtedness or other liability of any kind or nature after the sale of the business to Mr. Wasson, save and except for liabilities incurred in connection with the Merger.

Authorization

4.2 Stratabid hereby agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting Stratabid and its subsidiaries to release any and all information in their possession respecting Stratabid and its subsidiaries to Bodisen. Stratabid shall promptly execute and deliver to Bodisen any and all consents to the release of information and specific authorizations which Bodisen reasonably requires to gain access to any and all such information.

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
Survival

4.3 The covenants set forth in this Article shall survive the Closing for the benefit of Bodisen and the Bodisen Shareholders.


                                    ARTICLE 5
                        REPRESENTATIONS AND WARRANTIES OF
                            THE BODISEN SHAREHOLDERS

Representations and Warranties

5.1 The Bodisen Shareholders hereby jointly and severally represent and warrant in all material respects to Stratabid, with the intent that it will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

Bodisen - Corporate Status and Capacity

          (b) Incorporation. Bodisen is a corporation duly incorporated and validly subsisting under the laws of the State of Delaware, and is in good standing with the office of the Secretary of State for the State of Delaware;

          (c) Carrying on Business. Bodisen was formed in November 2003 for the sole purpose of holding all of the issued and outstanding shares of capital stock of the Bodisen Subsidiary. Since the date of its inception, other than in connection with this Agreement, Bodisen has conducted no business or operations other than its ownership of the Bodisen Subsidiary. The nature of the Bodisen Business does not require Bodisen to register or otherwise be qualified to carry on business in any other jurisdiction;

          (d) Corporate Capacity. Bodisen has the corporate power, capacity and authority to own the Bodisen Subsidiary and to enter into and complete this Agreement;

The Bodisen Subsidiary - Corporate Status and Capacity

          (e) Incorporation. The Bodisen Subsidiary is a corporation duly incorporated, validly subsisting and in good standing under the laws of the People's Republic of China;

          (f) Carrying on Business. The Bodisen Subsidiary carries on the Bodisen Business primarily in the People's Republic of China and does not carry on any material business activity in any other jurisdiction. The Bodisen Subsidiary is duly authorized to carry on Bodisen Business in the People's Republic of China. The nature of the Bodisen Business does not require the Bodisen Subsidiary to register or otherwise be qualified to carry on business in any other jurisdiction;

          (g) Corporate Capacity. The Bodisen Subsidiary has the corporate power, capacity and authority to own Bodisen Assets and to carry on the Business of Bodisen;

Bodisen - Capitalization

          (h) Authorized Capital. The authorized capital of Bodisen consists of 50,000,000 shares of common stock, $.001 par value per share;

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
          (i) Ownership of Bodisen Shares. The issued and outstanding share capital of Bodisen will on Closing consist of 1500 common shares (being the Bodisen Shares), which shares on Closing shall be validly issued and outstanding as fully paid and non-assessable shares. The Bodisen Shareholders will be at Closing the registered and beneficial owners of the 1500 Bodisen Shares. The Bodisen Shares owned by the Bodisen Shareholders will on Closing be free and clear of any and all liens, charges, pledges, encumbrances, restrictions on transfer and adverse claims whatsoever;

          (j) No Option, Warrant or Other Right. No person, firm or corporation has any agreement, option, warrant, preemptive right or any other right capable of becoming an agreement, option, warrant or right for the acquisition of Bodisen Shares held by the Bodisen Shareholders or for the purchase, subscription or issuance of any of the unissued shares in the capital of Bodisen;

          (k) No Restrictions. There are no restrictions on the transfer, sale or other disposition of Bodisen Shares contained in the charter documents of Bodisen or under any agreement;

The Bodisen Subsidiary - Capitalization

          (l) Ownership of Shares of the Bodisen Subsidiary. The issued and outstanding share capital of the Bodisen Subsidiary will on Closing consist of 49,200,000 common shares, which shares on Closing shall be validly issued and outstanding as fully paid and non-assessable shares. Bodisen will be at Closing the registered and beneficial owner of all of the shares of the Bodisen Subsidiary, and such shares will on Closing be free and clear of any and all liens, charges, pledges, encumbrances, restrictions on transfer and adverse claims whatsoever;

          (m) No Option, Warrant or Other Right. No person, firm or corporation has any agreement, option, warrant, preemptive right or any other right capable of becoming an agreement, option, warrant or right for the acquisition of shares of the Bodisen Subsidiary held by Bodisen or for the purchase, subscription or issuance of any of the unissued shares in the capital of the Bodisen Subsidiary;

Bodisen - Records and Financial Statements

          (n) Charter Documents. The charter documents of Bodisen have not been altered since its incorporation date, except as filed in the record books of Bodisen;

          (o) Corporate Minute Books. The corporate minute books of Bodisen and the Bodisen Subsidiary are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by Bodisen and the Bodisen Subsidiary which required director or shareholder approval are reflected on the corporate minute books of Bodisen and the Bodisen Subsidiary. Neither Bodisen or and the Bodisen Subsidiary are in violation or breach of, or in default with respect to, any term of their respective Certificates of Incorporation (or other charter documents) or by-laws;

          (p) Bodisen Financial Statements. The Unaudited Bodisen Subsidiary Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of Bodisen as of the respective dates thereof, and the sales and earnings of the Bodisen Business during the periods covered thereby, in all material respects, and have been prepared in substantial accordance with generally accepted accounting principles consistently applied, and the Audited Bodisen Financial Statements, when delivered, will present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of Bodisen as of the respective  dates  thereof,  and the  sales and  earnings  of the
               Bodisen Business during the periods covered thereby, in all material respects, and will have been prepared in substantial accordance with generally accepted accounting principles consistently applied and the requirements of Item 310 of Regulation SB as promulgated by the Securities and Exchange Commission;

          (q) Bodisen Accounts Payable and Liabilities. There are no material liabilities, contingent or otherwise, of the Bodisen Subsidiary which are not disclosed in the Unaudited Bodisen Subsidiary Financial Statements except those incurred in the ordinary course of business since the date of the Unaudited Bodisen Subsidiary Financial Statements, when delivered, the Statement of Bodisen Accounts Payable and Liabilities and the Audited Bodisen Financial Statements will disclose all material liabilities, contingent or otherwise, of Bodisen and the Bodisen Subsidiary, and as at the date hereof and at Closing neither Bodisen nor the Bodisen Subsidiary has or will have guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation;

          (r) Bodisen Accounts Receivable. All the Bodisen Accounts Receivable result from bona fide business transactions and services actually rendered without, to the knowledge and belief of the Bodisen Shareholders, any claim by the obligor for set-off or counterclaim. Without limiting the generality of the foregoing, all accounts receivable of Bodisen as of December 31, 2003, will be described in the Statement of Bodisen Accounts Receivable;

          (s) Bodisen Bank Accounts. All of the Bodisen Bank Accounts, their location, numbers and the authorized signatories at the Closing Date will be set forth in the Statement of Bodisen Bank Accounts;

          (t) No Debt to Related Parties. Except as disclosed in the Statement of Bodisen Debts to Related Parties, neither Bodisen nor the Bodisen Subsidiary will on Closing be indebted to the Bodisen Shareholders nor to any family member thereof, nor to any affiliate, director or officer of Bodisen or the Bodisen Shareholders except accounts payable on account of bona fide business transactions of Bodisen incurred in normal course of Bodisen Business, including employment agreements with the
               Bodisen Shareholders, none of which are more than 30 days in arrears;

          (u) No Related Party Debt to Bodisen. No Bodisen Shareholder nor any director, officer or affiliate of Bodisen are now indebted to or under any financial obligation to Bodisen or the Bodisen Subsidiary on any account whatsoever, except for advances on account of travel and other expenses not exceeding $5,000 in total;

          (v) No Dividends. No dividends or other distributions on any shares in the capital of Bodisen have been made, declared or authorized since the date of the Unaudited Bodisen Subsidiary Financial Statements;

          (w) No Payments. No payments of any kind have been made or authorized since the date of the Unaudited Bodisen Subsidiary Financial Statements to or on behalf of the Bodisen Shareholders or to or on behalf of officers, directors, shareholders or employees of Bodisen or the Bodisen Subsidiary or under any management agreements with Bodisen or the Bodisen Subsidiary, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

          (x) No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting Bodisen, other than any such plans disclosed in the Unaudited Bodisen Subsidiary Financial Statements;

          (y) No Adverse Events. Since the date of the Unaudited Bodisen Subsidiary Financial Statements:

               (i) there has not been any Material Adverse Change in the consolidated financial position or condition of Bodisen, the Bodisen Subsidiary, its liabilities or the Bodisen Assets or any damage, loss or other change in circumstances materially affecting Bodisen, the Bodisen Business or the Bodisen Assets or Bodisen's right to carry on the Bodisen Business, other than changes in the ordinary course of business,

               (ii) there has not been any  damage,  destruction,  loss or other event (whether or not covered by insurance) materially and adversely affecting Bodisen, the Bodisen Subsidiary, the Bodisen Business or the Bodisen Assets,

              (iii) there has not been any material increase in the compensation payable or to become payable by Bodisen to the Bodisen Shareholders or to any of Bodisen's officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

               (iv) the Bodisen Business has been and continues to be carried on in the ordinary course,

               (v) Bodisen has not waived or surrendered any right of material value,

               (vi) neither Bodisen nor the Bodisen  Subsidiary haves discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

               (vii)no capital expenditures in excess of $10,000 individually or
                    $30,000 in total have been authorized or made;

Bodisen - Income Tax Matters

          (z) Tax Returns. All tax returns and reports of Bodisen and the Bodisen Subsidiary required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by Bodisen and the Bodisen Subsidiary or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

          (aa) Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by Bodisen. Bodisen and the Bodisen Subsidiary are not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

Bodisen - Applicable Laws and Legal Matters

          (bb) Licenses. Bodisen and the Bodisen Subsidiary hold all licenses and permits as may be requisite for carrying on the Bodisen
               Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the Bodisen Business;

          (cc) Applicable Laws. Neither Bodisen nor the Bodisen Subsidiary have been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which they are subject or which applies to them the violation of which would have a material adverse effect on the Bodisen Business, and, to the knowledge of the Bodisen Shareholders, Neither Bodisen nor he Bodisen Subsidiary are in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees the contravention of which would result in a material adverse impact on the Bodisen Business;

          (dd) Pending or Threatened Litigation. There is no material litigation or administrative or governmental proceeding pending or threatened against or relating to Bodisen, the Bodisen Subsidiary, the Bodisen Business, or any of the Bodisen Assets, nor do the Bodisen Shareholders have any knowledge of any deliberate act or omission of Bodisen of the Bodisen Subsidiary that would form any material basis for any such action or proceeding;

          (ee) No Bankruptcy. Neither Bodisen nor the Bodisen Subsidiary have made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against Bodisen or the Bodisen Subsidiary and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of Bodisen or the Bodisen Subsidiary;

          (ff) Labor Matters. Neither Bodisen nor the Bodisen Subsidiary are party to any collective agreement relating to the Bodisen Business with any labor union or other association of employees and no part of the Bodisen Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of the Bodisen Shareholders, has made any attempt in that regard.

          (gg) Finder's Fees. Neither Bodisen nor the Bodisen Subsidiary are party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

Execution and Performance of Agreement

          (hh) Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Bodisen;

          (ii) No Violation or Breach. The execution and performance of this Agreement will not

               (i) violate the charter documents of Bodisen or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which Bodisen or the Bodisen Subsidiary is a party,

               (ii) give  any  person  any  right to  terminate  or  cancel  any agreement including, without limitation, Bodisen Material Contracts, or any right or rights enjoyed by Bodisen or the Bodisen Subsidiary,

              (iii) result  in  any  alteration  of  Bodisen's  or  the  Bodisen
                    Subsidiary's obligations under any agreement to which Bodisen or the Bodisen Subsidiary is a party including, without limitation, the Bodisen Material Contracts,

               (iv) result  in  the   creation  or   imposition   of  any  lien,
                    encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the Bodisen Assets,

               (v) result in the imposition of any tax liability to Bodisen or the Bodisen Subsidiary relating to Bodisen Assets or the Bodisen Shares, or

               (vi) violate any court order or decree to which either Bodisen or the Bodisen Subsidiary is subject;

Bodisen Assets - Ownership and Condition

          (jj) Business Assets. The Bodisen Assets, including the Bodisen Subsidiary, comprise all of the property and assets of the Bodisen Business, and neither the Bodisen Shareholders nor any other person, firm or corporation owns any assets used by Bodisen or the Bodisen Subsidiary in operating the Bodisen Business, whether under a lease, rental agreement or other arrangement, other than as disclosed in the Statement of Bodisen Equipment or the Statement of Bodisen Material Contracts;

          (kk) Title.  Bodisen  or  the  Bodisen  Subsidiary  is the  legal  and beneficial owner of the Bodisen Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed in the Statement of Bodisen Equipment or the Statement of Bodisen Material Contracts;

          (ll) No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the Bodisen Assets;

          (mm) Bodisen Insurance Policies. Bodisen or the Bodisen Subsidiary maintains the public liability insurance and insurance against loss or damage to the Bodisen Assets and the Bodisen Business as described in the Statement of Bodisen Insurance;

          (nn) Bodisen Material Contracts. The Bodisen Material Contracts listed in the Statement of Bodisen Material Contracts constitute all of the material contracts of Bodisen and the Bodisen Subsidiary;

          (oo) No Default. There has not been any default in any material obligation of Bodisen or any other party to be performed under any of Bodisen Material Contracts, each of which is in good standing and in full force and effect and unamended (except as disclosed in the Statement of Bodisen Material Contracts), and Bodisen is not aware of any default in the obligations of any other party to any of the Bodisen Material Contracts;

          (pp) No Compensation on Termination. There are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of Bodisen or the Bodisen Subsidiary. Neither Bodisen nor the Bodisen Subsidiary is obliged to pay benefits or share profits with any employee after termination of employment except as required by law;

Bodisen Assets - Bodisen Equipment

          (qq) Bodisen Equipment. The Bodisen Equipment has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition;

Bodisen Assets - Bodisen Goodwill and Other Assets

          (rr) Bodisen Goodwill. Bodisen and the Bodisen Subsidiary carries on the Bodisen Business only under the name "[Bodisen Incorporated]", ShanXi Yangling Bodisen Biotech Development Co., Ltd. and variations thereof and under no other business or trade names. The Bodisen Shareholders do not have any knowledge of any infringement by Bodisen or the Bodisen Subsidiary of any patent, trademark, copyright or trade secret;

The Business of Bodisen

          (ss) Maintenance of Business. Since the date of the Unaudited Bodisen Subsidiary Financial Statements, the Bodisen Business has been carried on in the ordinary course and Bodisen and the Bodisen Subsidiary have not entered into any material agreement or commitment except in the ordinary course; and

          (tt) Subsidiaries. Except for the Bodisen Subsidiary, Bodisen does not own any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm and Bodisen does not own any subsidiary and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm.

Non-Merger and Survival

5.2 The representations and warranties of Bodisen contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by Stratabid, the representations and warranties of Bodisen shall survive the Closing.

Indemnity

5.3 The Bodisen Shareholders agree to indemnify and save harmless Stratabid from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of the Bodisen Shareholders to defend any such claim), resulting from the breach by any of them of any representation or warranty of such party made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by Bodisen or the Bodisen Shareholders to Stratabid hereunder.


                                    ARTICLE 6
                            COVENANTS OF BODISEN AND
                            THE BODISEN SHAREHOLDERS

Covenants

6.1 Bodisen and the Bodisen Shareholders covenant and agree with Stratabid that they will:

          (a) Conduct of Business. Until the Closing, conduct the Bodisen Business diligently and in the ordinary course consistent with the manner in which the Bodisen Business generally has been operated up to the date of execution of this Agreement;

          (b) Preservation of Business. Until the Closing, use their best efforts to preserve the Bodisen Business and the Bodisen Assets and, without limitation, preserve for Stratabid Bodisen's and the Bodisen Subsidiary's relationships with their suppliers, customers and others having business relations with them;

          (c) Access. Until the Closing, give Stratabid and its representatives full access to all of the properties, books, contracts, commitments and records of Bodisen relating to Bodisen, the Bodisen Business and the Bodisen Assets, and furnish to Stratabid and its representatives all such information as they may reasonably request;

          (d) Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Merger and to preserve and maintain the Bodisen Assets, including the Bodisen Material Contracts, notwithstanding the change in control of Bodisen arising from the Merger;

          (e) Audited Bodisen Financial Statements and Additional Bodisen Statements. Use their commercially reasonable best efforts to cause the Audited Bodisen Financial Statements and the Additional Bodisen Statements to be prepared and delivered to Stratabid on or before February 27, 2004;

          (f) Reporting and Internal Controls. From and after the Effective Time, the Bodisen Shareholders shall forthwith take all required actions to implement internal controls on the business of the Surviving Company to ensure that the Surviving Company and Stratabid comply with Section 13(b)(2) of the Securities and Exchange Act of 1934;

          (g) Stock Dividend. Within ten (10) days from the Closing Date, Bodisen and the Bodisen Shareholders shall cause Stratabid to effectuate a four-for-one forward split of the Stratabid Common Shares by way of stock dividend;

          (h) Name Change. Forthwith after the Closing, Bodisen and the Bodisen Shareholders shall take such steps are required to change the name of Stratabid to "Bodisen [Incorporated]" or such similar name as may be acceptable to the board of directors of Stratabid;

          (i) Sale of Business. Within thirty (30) days from the Closing Date, Stratabid shall sell its business operations, as they exist immediately prior to the Closing, to Derek Wasson. In consideration of the sale, Mr. Wasson shall return 750,000 Stratabid Common Shares to Stratabid for cancellation. In addition, Mr. Wasson shall forgive all indebtedness owed by Stratabid to Mr. Wasson;

          (j) No Reverse Stock Splits. For a period of twelve (12) months following the Closing, take any action to cause or result in any way in a reverse stock split of the capital stock of Stratabid;

          (k) 1934 Act Reports. From and after the Closing Date, take all such steps as are necessary to discharge all reporting obligations imposed upon them by the Securities Exchange Act of 1934; and

          (l) No Material Adverse Change. The December 31, 2003 Audited Bodisen Financial Statements shall not contain any Material Adverse Change, other than changes in the ordinary course of business.

Authorization

6.2 Bodisen hereby agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting Bodisen or the Bodisen Subsidiary to release any and all information in their possession respecting Bodisen or the Bodisen Subsidiary to Stratabid. Bodisen shall promptly execute and deliver to Stratabid any and all consents to the release of information and specific authorizations which Stratabid reasonably require to gain access to any and all such information.

Survival

6.3 The covenants set forth in this Article shall survive the Closing for the benefit of Stratabid.


                                    ARTICLE 7
                                SECURITY DEPOSIT

Deposit

7.1 Concurrent with the execution of this Agreement, Bodisen will cause to be deposited with the Escrow Agent the Security Deposit.

Escrow Terms

7.2 The Security Deposit will be held by the Escrow Agent "in trust" and shall be dealt with as follows:

          (a) in the event that Bodisen delivers the Audited Bodisen Financial Statements and the Additional Bodisen Statements to Stratabid on or before February 27, 2004, the Escrow Agent shall deliver the Security Deposit to Bodisen or its designee; or

          (a) in the event that Bodisen fails to deliver the Audited Bodisen Financial Statements and the Additional Bodisen Statements to Stratabid on or before February 27, 2004, , the Escrow Agent shall deliver the Security Deposit to Stratabid as a penalty.

Escrow Agreement

7.3 Bodisen, Stratabid and the Escrow Agent shall, concurrent with the execution and delivery of this Agreement, execute and deliver the Escrow Agreement to all of the parties thereto.


                                    ARTICLE 8
                              CONDITIONS PRECEDENT

Conditions Precedent in favor of Stratabid

8.1 Stratabid's obligations to carry out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent on or before the Closing:

          (a) all documents or copies of documents required to be executed and delivered to Stratabid hereunder will have been so executed and delivered;

          (b) all of the terms, covenants and conditions of this Agreement to be complied with or performed by Bodisen or the Bodisen Shareholders at or prior to the Closing will have been complied with or performed;

          (c) title to the Bodisen Shares held by the Bodisen Shareholders and to the Bodisen Assets will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed herein;

          (d) the Certificate of Merger shall be executed by Bodisen in form acceptable for filing with the Delaware Secretary of State;

          (e)  subject to Article 9 hereof, there will not have occurred

               (i) any material adverse change in the financial position or condition of Bodisen, its liabilities or the Bodisen Assets or any damage, loss or other change in circumstances materially and adversely affecting Bodisen, the Bodisen Business or the Bodisen Assets or Bodisen's right to carry on the Bodisen Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

               (ii) any  damage,  destruction,  loss or other  event,  including changes to any laws or statutes applicable to Bodisen or the Bodisen Business (whether or not covered by insurance) materially and adversely affecting Bodisen, the Bodisen Business or the Bodisen Assets;

          (f) Bodisen will have caused the Audited Bodisen Financial Statements and the Additional Bodisen Statements to be prepared and delivered to Stratabid and the Audited Bodisen Financial Statements shall not disclose a Material Adverse Change in the gross revenue or earnings of Bodisen from those reported in the Unaudited Bodisen Financial Statements; and

          (g) the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any.

Waiver by Stratabid

8.2 The conditions precedent set out in the preceding section are inserted for the exclusive benefit of Stratabid and any such condition may be waived in whole or in part by Stratabid at or prior to the Closing by delivering to Bodisen a written waiver to that effect signed by Stratabid. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing, Stratabid shall be released from all obligations under this Agreement.

Conditions Precedent in Favor of Bodisen and the Bodisen Shareholders

8.3 The obligations of Bodisen and the Bodisen Shareholders to carry out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent on or before the Closing:

          (a) all documents or copies of documents required to be executed and delivered to Bodisen hereunder will have been so executed and delivered;

          (b) all of the terms, covenants and conditions of this Agreement to be complied with or performed by Stratabid at or prior to the Closing will have been complied with or performed;

          (c) Stratabid will have delivered the Acquisition Shares to be issued pursuant to the terms of the Merger to Bodisen at the Closing and the Acquisition Shares will be registered on the books of Stratabid in the names of the holders of Bodisen Shares at the Effective Time;

          (d)  title to the  Acquisition  Shares  will be free and  clear of all
               mortgages,   liens,   charges,   pledges,   security   interests,
               encumbrances or other claims whatsoever;

          (e) the Certificate of Merger shall be executed by the Acquirer in form acceptable for filing with the Delaware Secretary of State;

          (f)  subject to Article 9 hereof, there will not have occurred

               (i) any material adverse change in the financial position or condition of Stratabid, its subsidiaries, their liabilities or the Stratabid Assets or any damage, loss or other change in circumstances materially and adversely affecting Stratabid, the Stratabid Business or the Stratabid Assets or Stratabid' right to carry on the Stratabid Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

               (ii) any  damage,  destruction,  loss or other  event,  including changes to any laws or statutes applicable to Stratabid or the Stratabid Business (whether or not covered by insurance) materially and adversely affecting Stratabid, its subsidiaries, the Stratabid Business or the Stratabid Assets;

          (h) the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any;

          (i) Stratabid will have delivered the Audited Stratabid Financial Statements to Bodisen; and

          (j) the satisfaction of all liabilities of Stratabid on or prior to the Closing Date, other than those liabilities to be transferred to Mr. Wasson, save and except for liabilities incurred in connection with the Merger.

Waiver by Bodisen and the Bodisen Shareholders

8.4 The conditions precedent set out in the preceding section are inserted for the exclusive benefit of Bodisen and the Bodisen Shareholders and any such condition may be waived in whole or in part by Bodisen or the Bodisen Shareholders at or prior to the Closing by delivering to Stratabid a written waiver to that effect signed by Bodisen and the Bodisen Shareholders. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing, Bodisen and the Bodisen Shareholders shall be released from all obligations under this Agreement.

Nature of Conditions Precedent

8.5 The conditions precedent set forth in this Article are conditions of completion of the transactions contemplated by this Agreement and are not conditions precedent to the existence of a binding agreement. Each party acknowledges receipt of the sum of $1.00 and other good and valuable consideration as separate and distinct consideration for agreeing to the conditions of precedent in favor of the other party or parties set forth in this Article.

Termination

8.6 Notwithstanding any provision herein to the contrary, if the Closing does not occur on or before March 1, 2004, this Agreement will be at an end and will have no further force or effect, unless otherwise agreed upon by the parties in writing.

Confidentiality

8.7 Notwithstanding any provision herein to the contrary, the parties hereto agree that the existence and terms of this Agreement are confidential and that if this Agreement is terminated pursuant to the preceding section the parties agree to return to one another any and all financial, technical and business documents delivered to the other party or parties in connection with the negotiation and execution of this Agreement and shall keep the terms of this Agreement and all information and documents received from Bodisen and Stratabid and the contents thereof confidential and not utilize nor reveal or release same, provided, however, that Stratabid will be required to issue a news release regarding the execution and consummation of this Agreement and file a Current Report on Form 8-K with the Securities and Exchange Commission respecting the proposed Merger contemplated hereby together with such other documents as are required to maintain the currency of Stratabid's filings with the Securities and Exchange Commission.

                                    ARTICLE 9
                                      RISK

Material Change in the Business of Bodisen

9.1 If any material loss or damage to the Bodisen Business occurs prior to Closing and such loss or damage, in Stratabid' reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, Stratabid shall, within two (2) days following any such loss or damage, by notice in writing to Bodisen, at its option, either:

          (a) terminate this Agreement, in which case no party will be under any further obligation to any other party; or

          (b) elect to complete the Merger and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to Stratabid' obligations to carry out the transactions contemplated hereby, be vested in Bodisen or otherwise adequately secured to the satisfaction of Stratabid on or before the Closing Date.

Material Change in the Stratabid Business

9.2 If any material loss or damage to the Stratabid Business occurs prior to Closing and such loss or damage, in Bodisen's reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, Bodisen shall, within two (2) days following any such loss or damage, by notice in writing to Stratabid, at its option, either:

          (a) terminate this Agreement, in which case no party will be under any further obligation to any other party; or

          (b) elect to complete the Merger and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to Bodisen's obligations to carry out the transactions contemplated hereby, be vested in Stratabid or otherwise adequately secured to the satisfaction of Bodisen on or before the Closing Date.


                                   ARTICLE 10
                                     CLOSING

Closing

10.1 The Merger and the other transactions contemplated by this Agreement will be closed at the Place of Closing in accordance with the closing procedure set out in this Article.

Documents to be Delivered by Bodisen

10.2 On or before the Closing, Bodisen and the Bodisen Shareholders will deliver or cause to be delivered to Stratabid:

          (a) the original or certified copies of the charter documents of Bodisen and all corporate records documents and instruments of Bodisen and all books and accounts of Bodisen;

          (b) all reasonable consents or approvals required to be obtained by Bodisen for the purposes of completing the Merger and preserving and maintaining the interests of Bodisen under any and all Bodisen Material Contracts and in relation to Bodisen Assets;

          (c) certified copies of such resolutions of the shareholders and directors of Bodisen as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

          (d) an acknowledgement from Bodisen and the Bodisen Shareholders of the satisfaction of the conditions precedent set forth in section
               8.3 hereof;

          (e)  the Certificate of Merger, duly executed by Bodisen; and

          (f) such other documents as Stratabid may reasonably require to give effect to the terms and intention of this Agreement.

Documents to be Delivered by Stratabid

10.3 On or before the Closing, Stratabid shall deliver or cause to be delivered to Bodisen and the Bodisen Shareholders:

          (a) share certificates representing the Acquisition Shares duly registered in the names of the holders of shares of Bodisen Common Stock;

          (b)  certified   copies  of  such  resolutions  of  the  directors  of
               Stratabid  as  are  required  to  be  passed  to  authorize   the
               execution, delivery and implementation of this Agreement;

          (c) a certified copy of a resolution of the directors of Stratabid dated as of the Closing Date appointing the nominees of Bodisen as officers of Bodisen;

          (d) an undated resolution of the directors of Stratabid appointing the nominee of the Bodisen Shareholders listed below in Article 11 to the board of directors of Stratabid;

          (e)  undated resignation of Derek Wasson as a director of Stratabid;

          (f) an acknowledgement from Stratabid of the satisfaction of the conditions precedent set forth in section 8.1 hereof;

          (g)  the Certificate of Merger, duly executed by the Acquirer;

          (h) such other documents as Bodisen may reasonably require to give effect to the terms and intention of this Agreement.

                                   ARTICLE 11
                              POST-CLOSING MATTERS

     Forthwith   after  the   Closing,   Stratabid,   Bodisen  and  the  Bodisen
Shareholders, as the case may be, agree to use all their best efforts to:

          (a) file the Certificate of Merger with Secretary of State of the State of Delaware;

          (b)  issue a news release reporting the Closing;

          (c) file with the Securities and Exchange Commission a report on Form 14f1 disclosing the change in control of Stratabid and, 10 days after such filing, date the resolutions appointing to the board of directors of Stratabid Wang Qiong, and forthwith date and
               accept  the   resignation  of  Derek  Wasson  as  a  director  of
               Stratabid;

          (d) file a Form 8-K with the Securities and Exchange Commission disclosing the terms of this Agreement within 15 days of the Closing and, not more than 15 days following the filing of the Form 8-K, file and amended Form 8-K which includes the audited financial statements of Bodisen as well as pro forma financial information of Bodisen and Stratabid as required by Item 310 of Regulation SB as promulgated by the Securities and Exchange Commission;

          (e) file reports on Forms 13D and 3 with the Securities and Exchange Commission disclosing the acquisition of the Acquisition Shares by the Bodisen Shareholders;

          (f) within 10 days of the Closing, take such steps are required to change the name of Stratabid to "Bodisen [Incorporated]" or such similar name as may be acceptable to the board of directors of Stratabid;

          (g) within 10 days of the Closing, take such steps are required to effectuate a four-for-one forward split of the Stratabid Common Shares by way of stock dividend; and

          (h) within thirty (30) days from the Closing Date, sell its business operations, as they existed immediately prior to the Closing, to Derek Wasson in consideration of the return by Mr. Wasson of 750,000 Stratabid Common Shares to Stratabid for cancellation and the forgiveness of all indebtedness owed by Stratabid to Mr. Wasson.


                                   ARTICLE 12
                               GENERAL PROVISIONS

Arbitration

12.1 The parties hereto shall attempt to resolve any dispute, controversy, difference or claim arising out of or relating to this Agreement by negotiation in good faith. If such good negotiation fails to resolve such dispute, controversy, difference or claim within fifteen (15) days after any party delivers to any other party a notice of its intent to submit such matter to arbitration, then any party to such dispute, controversy, difference or claim may submit such matter to arbitration in the City of New York, New York.

Notice

12.2 Any notice required or permitted to be given by any party will be deemed to be given when in writing and delivered to the address for notice of the intended recipient by personal delivery, prepaid single certified or registered mail, or telecopier. Any notice delivered by mail shall be deemed to have been received on the fourth business day after and excluding the date of mailing, except in the event of a disruption in regular postal service in which event such notice shall be deemed to be delivered on the actual date of receipt. Any notice delivered personally or by telecopier shall be deemed to have been received on the actual date of delivery.

Addresses for Service

12.3 The address for service of notice of each of the parties hereto is as follows:

          (a)  Stratabid or the Acquirer:

               Stratabid.com, Inc.
               1675 Larch Street
               Vancouver, BC V6K 3N7
               Attn:  Derek Wasson, President
               Phone:  (604) 734-9844
               Telecopier: (604) 734-9843


          (b)  Bodisen or the Bodisen Shareholders:

               Bodisen International, Inc.

               North Part of Xinqiao Road
               Yang Ling Agricultural High-Tech Industries Demonstration Zone Yang Ling, China 712100

               With a copy to:

               Sichenzia Ross Friedman Ference LLP
               1065 Avenue of the Americas
               New York, New York 10018
               Attn:  Marc Ross, Esq.
               Phone:  (212) 930-9700
               Telecopier:  (212) 930-9725


Change of Address

12.4 Any party may, by notice to the other parties change its address for notice to some other address in North America and will so change its address for notice whenever the existing address or notice ceases to be adequate for delivery by hand. A post office box may not be used as an address for service.

Further Assurances

12.5 Each of the parties will execute and deliver such further and other documents and do and perform such further and other acts as any other party may reasonably require to carry out and give effect to the terms and intention of this Agreement.

Time of the Essence

12.6      Time is expressly declared to be the essence of this Agreement.

Entire Agreement

12.7 The provisions contained herein constitute the entire agreement among Bodisen, the Bodisen Shareholders, the Acquirer and Stratabid respecting the subject matter hereof and supersede all previous communications, representations and agreements, whether verbal or written, among Bodisen, the Bodisen Shareholders, the Acquirer and Stratabid with respect to the subject matter hereof.

Enurement

12.8 This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

Assignment

12.9 This Agreement is not assignable without the prior written consent of the parties hereto.

Counterparts

12.10 This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by telecopier will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

Applicable Law

12.11    This Agreement is subject to the laws of the State of New York.



                  [Remainder of page intentionally left blank.]

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

                                   STRATABID.COM, INC.

                                   By: /s/ Derek Wasson
                                       ----------------
                                       Derek Wasson, President

                                     BODISEN ACQUISITION CORP.

                                   By: /s/ Derek Wasson
                                       ----------------
                                       Derek Wasson, President

                                   BODISEN INTERNATIONAL INC.

                                   By: /s/ Qiong Wang
                                       --------------
                                       Qiong Wang, Chairperson and CEO


                                  SHAREHOLDERS

/s/ Qiong Wang
--------------
Qiong Wang

/s/ Bo Chen
-----------
Bo Chen

/s/ ChunSheng Wang
-----------------
ChunSheng Wang

/s/ Lashe Tian
--------------
Lashe Tian

/s/ Weimin Zhang
----------------
Weimin Zhang

/s/ Shizong Zhang
-----------------
Shizhong Zhang

/s/ Zhongyi Han
-----------------
Zhongyi Han

/s/ Jianfeng Li
-----------------
Jianfeng Li

/s/ Kailing Lu
---------------
Kailing Lu

/s/ Yuchun Guo
---------------
Yuchun Guo

/s/ Xigang Hao
---------------
Xigang Hao

/s/ Jiangzhong Li
----------------
Jiangzhong Li

/s/ Guobao Sun
----------------
Guobao Sun

/s/ Jiangling Dang
-----------------
Jiangling Dang

/s/ Langmin Ji
---------------
Langmin Ji

/s/ Gongde Tang
---------------
Gongde Tang

/s/ Dianbo Liu
--------------
Dianbo Liu

/s/ Jingming Fu
---------------
Jingming Fu

/s/ Lin Wang
---------------
Lin Wang

Exhibit 4

Manning Elliot, Chartered Accountants
-------------------------------------------------------------------------------

February 26, 2004


Attention: Ms. Qiong Wang, Chief Executive Officer

Stratabid.com, Inc.
North Part of Xinquia Road, Yang Ling Agricultural
High-Tech Industries Demonstration Zone
Yang Ling, People's Republic of China 712100

Dear Ms. Wang:

We have read Item 4 included in the Form 8-K dated February 11, 2004 of Stratabid.com, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Yours truly,

/s/ Manning Elliott
-------------------
Manning Elliott, Charted Accountants